UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------

                            SCHEDULE 14A INFORMATION
                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant                         [X]
Filed by party other than the Registrant        [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential,  for Use of the  Commission  Only  (as  permitted  by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting  Material  Pursuant  to  Section   240.14a-11(c)  or  Section
    240.14a-12

                         ------------------------------

                           SELECT COMFORT CORPORATION
                (Name of Registrant as Specified In Its Charter)

                           SELECT COMFORT CORPORATION
                  (Name of Person(s) Filing Proxy Statement)

                         ------------------------------

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(I)(1) and 0-11.

     1    Title  of each  class of  securities  to  which  transaction  applies:

          ---------------------------------

     2    Aggregate   number  of  securities  to  which   transaction   applies:

          ---------------------------------

     3 Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------

     4    Proposed maximum aggregate value of transaction:

          ---------------------------------

     5    Total fee paid:

          ---------------------------------


[ ] Fee paid previously with preliminary materials

[ ] Check  box if any  part of the fee is offset as provided  by  Exchange  Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1    Amount Previously Paid:

          ---------------------------------

     2    Form, Schedule or Registration Statement No.:

          ---------------------------------

     3    Filing Party:

          ---------------------------------

     4    Date Filed:

          ---------------------------------

                                     [LOGO]

                            6105 TRENTON LANE NORTH
                          MINNEAPOLIS, MINNESOTA 55442


                                -----------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD JUNE 8, 1999
                                -----------------

TO THE SHAREHOLDERS OF SELECT COMFORT CORPORATION:

     The Annual Meeting of Shareholders of Select Comfort Corporation, a Minnesota corporation (the "Company"), will be held on Tuesday, June 8, 1999, at 2:00 p.m., local time, at the Radisson Plaza Hotel Minneapolis, 35 South Seventh Street, Minneapolis, Minnesota 55402, for the following purposes:

     1. To consider and act upon a proposal to amend the Company's Articles of Incorporation to increase the maximum number of directors from nine to twelve.

     2. To elect three persons to serve as directors for three-year terms and one person to serve as a director for a one-year term or until their respective successors shall be elected and qualified.

     3. To consider and act upon a proposal to amend the Select Comfort Corporation 1997 Stock Incentive Plan to increase the number of shares of common stock reserved for issuance by 1,000,000, from 1,500,000 shares to 2,500,000 shares.

     4.   To consider and act upon a proposal to ratify the  appointment of KPMG
          Peat  Marwick  LLP,  certified  public  accountants,   as  independent
          auditors for the Company for the fiscal year ending January 1, 2000.

     5. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only shareholders of record at the close of business on April 14, 1999 will be entitled to notice of, and to vote at, the meeting and any adjournments thereof. It is important that your shares be represented and voted at the meeting. Please mark, sign, date and mail the enclosed proxy card in the postage-paid envelope provided.

                                          By Order of the Board of Directors,


                                          /s/ Mark A. Kimball


                                          Mark A. Kimball
                                          SECRETARY
May 7, 1999
Minneapolis, Minnesota

                                TABLE OF CONTENTS


                                                                           Page
                                                                           ----
INTRODUCTION..................................................................2
Shareholders Entitled to Vote.................................................2
Revocation of Proxies.........................................................2
Quorum Requirements...........................................................3
Vote Required.................................................................3
Proxy Solicitation Costs......................................................3

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT................4
Security Ownership of Certain Beneficial Owners...............................4
Security Ownership of Management..............................................6


AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION..........................8
Proposed Amendment............................................................8
Purpose and Effect of the Amendment...........................................8
Board Recommendation..........................................................8


ELECTION OF DIRECTORS.........................................................9
Nomination....................................................................9
Vote Required.................................................................9
Board Recommendation..........................................................9
Information About Nominees and Other Directors...............................10
Other Information About Nominees and Other Directors.........................11
Information About the Board and its Committees...............................12
Director Compensation........................................................13
Compensation Committee Interlocks and Insider Participation..................14

EXECUTIVE COMPENSATION AND OTHER BENEFITS....................................15
Summary of Cash and Certain Other Compensation...............................15
Option Grants and Exercises..................................................16
Employment and Consulting Agreements.........................................18
Change in Control Arrangements...............................................18

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION......................20
Compensation Philosophy and Objectives.......................................20
Executive Compensation Program Components....................................20
Chief Executive Officer Compensation.........................................22
Section 162(m)...............................................................22

COMPARATIVE STOCK PERFORMANCE................................................23


CERTAIN TRANSACTIONS.........................................................24
Director Relationships.......................................................24
Amended and Restated Registration Rights Agreement...........................24
Employment and Consulting Agreements.........................................24
GE Financing and Restructuring of GE Warrants................................24

                                       i

Monogram Bank Credit Card Program............................................25
Series E Preferred Stock Shareholder Voting Agreement and Irrevocable Proxy..25

AMENDMENT TO 1997 STOCK INCENTIVE PLAN.......................................26
Proposed Amendment...........................................................26
Purpose of the Amendment.....................................................26
Summary of the 1997 Plan.....................................................26
Federal Income Tax Consequences..............................................30
Incentive Awards Granted under the 1997 Plan.................................32
Board Recommendation.........................................................32


RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS............................33
Appointment of Auditors......................................................33
Board Recommendation.........................................................33

OTHER MATTERS................................................................34
Section 16(a) Beneficial Ownership Reporting Compliance......................34
Shareholder Proposals For 2000 Annual Meeting................................34
Other Business...............................................................35
Copies of 1999 Annual Report.................................................35


                                     [LOGO]

                             6105 TRENTON LANE NORTH
                          MINNEAPOLIS, MINNESOTA 55442


                                -----------------
                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS

                                  June 8, 1999
                                ----------------
                                  INTRODUCTION
                                ----------------


This proxy statement is being mailed to our shareholders beginning on or about May 7, 1999 in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Shareholders. The meeting will be held on Tuesday, June 8, 1999, at 2:00 p.m., local time, at the Radisson Plaza Hotel Minneapolis, 35 South Seventh Street, Minneapolis, Minnesota 55402, for the purposes set forth in the Notice of Meeting.

Your vote is important. A proxy card is enclosed for your use. YOU ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS, TO MARK, SIGN, DATE AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE. No postage is required if mailed within the United States.

Proxies will be voted as specified by you. Signed proxies that lack any such specification will be voted in favor of the proposals set forth in the Notice of Meeting and in favor of the election as directors of the four nominees for directors listed in this proxy statement.

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL OF THE PROPOSALS SET FORTH IN THE NOTICE OF MEETING.

SHAREHOLDERS ENTITLED TO VOTE

Shareholders of record at the close of business on April 14, 1999 will be entitled to vote at the meeting. As of that date, there were 18,579,713 outstanding shares of common stock. Each share is entitled to one vote on each matter to be voted on at the Annual Meeting. Shareholders are not entitled to cumulate voting rights.

REVOCATION OF PROXIES

Any shareholder giving a proxy may revoke it at any time prior to its use at the Annual Meeting by:

o    giving written notice of such revocation to the Secretary of the Company,

o filing a duly executed proxy bearing a later date with the Secretary of the Company, or

o appearing at the Annual Meeting and filing written notice of revocation with the Secretary of the Company prior to use of the proxy.

QUORUM REQUIREMENTS

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting (9,289,857 shares) will constitute a quorum for the transaction of business at the Annual Meeting. In general, shares of common stock represented by a properly signed and returned proxy card will be counted as shares present and entitled to vote at the Annual Meeting for purposes of determining a quorum, without regard to whether the card reflects abstentions (or is left blank) or reflects a "broker non-vote" on a matter. A "broker non-vote" is a card returned by a broker on behalf of its beneficial owner customer that is not voted on a particular matter because voting instructions have not been received, and the broker has no discretionary authority to vote.

VOTE REQUIRED


Assuming a quorum is represented at the Annual Meeting, either in person or by proxy, the election of the nominees for director and the approval of the other proposals described in this proxy statement, except for the proposal to amend our Articles of Incorporation, require the approval of the holders of a majority of the shares present and entitled to vote in person or by proxy. The proposal to amend our Articles of Incorporation to increase the maximum number of directors requires the affirmative vote of the holders of at least two-thirds of the outstanding shares of common stock. Shares represented by a proxy card including any broker non-votes on a matter will be treated as shares not entitled to vote on that matter, and thus will not be counted in determining whether that matter has been approved. Shares represented by a proxy card voted as abstaining on any of the proposals will be treated as shares present and entitled to vote that were not cast in favor of a particular matter, and thus will be counted as votes against that matter. Signed proxies that lack any specification will be voted in favor of the proposals set forth in the Notice of Meeting and in favor of the election as directors of the four nominees for directors listed in this proxy statement.


PROXY SOLICITATION COSTS

The cost of soliciting proxies, including the preparation, assembly and mailing of proxies and soliciting material, as well as the cost of forwarding such material to the beneficial owners of our common stock will be borne by us. Our directors, officers and regular employees may, without compensation other than their regular compensation, solicit proxies by telephone, telegraph or personal conversation. We may reimburse brokerage firms and others for expenses in forwarding proxy materials to the beneficial owners of our common stock.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

                                -----------------


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth information, as of December 31, 1998, with respect to each person who was known by us to be the beneficial owner of more than 5% of Select Comfort common stock.



                                                                                       SHARES OF COMMON STOCK
                                                                                       BENEFICIALLY OWNED (1)
                                                                                     ------------------------------
NAME                                                                                 AMOUNT        PERCENT OF CLASS
-------------------------------------------------------------------------------------------------------------------
St. Paul Venture Capital, Inc. (2)........................................             5,155,023         28.4%

Consumer Venture Partners (3).............................................             2,237,113         12.3%

Putnam Investments, Inc. (4)..............................................             1,111,602          6.1%

General Electric Capital Corporation (5)..................................             1,076,098          5.5%

Dresdner RCM Global Investors (6).........................................               940,150          5.1%

Apex Investment Fund, L.P. and The Productivity Fund II, L.P. (7).........               939,534          5.2%

Norwest Venture Capital (8)...............................................               926,330          5.1%
-------------------


(1) Except as otherwise indicated in the footnotes to this table, the persons named in the table have sole voting and dispositive power with respect to all shares of common stock. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage of the person or group holding such options or warrants but are not deemed outstanding for computing the percentage of any other person or group.


(2) Includes 4,766,008 shares held by St. Paul Fire and Marine Insurance Company, 321,017 shares held by St. Paul Venture Capital IV, LLC and 275 shares held by St. Paul Venture Capital Affiliates Fund I, LLC. Includes 59,769 shares issuable upon exercise of outstanding warrants held by St. Paul Fire and Marine Insurance Co. and 7,954 shares issuable upon exercise of outstanding warrants held by St. Paul Venture Capital IV, LLC. St. Paul Companies, Inc. owns all of the issued and outstanding shares of capital stock of St. Paul Fire and Marine Insurance Co. St. Paul Fire and Marine Insurance Co. owns 99% of the membership interests in St. Paul Venture Capital IV, LLC. Patrick A. Hopf, Chairman of the Board of Directors of the Company, is the Managing General Partner of St. Paul Venture Capital IV, LLC. Does not include shares held of record by Mr. Hopf or his family members. See "--Security Ownership of Management." The address of St. Paul Venture Capital, Inc. is 10400 Viking Drive, Suite 550, Eden Prairie, Minnesota 55344.


(3) Includes 274,312 shares held by Consumer Venture Partners I, L.P. and 1,962,801 shares held by Consumer Venture Partners II, L.P. Christopher P. Kirchen, a director of the Company, is the general partner of Consumer Venture Associates L.P., which is the general partner of Consumer Venture Partners I, L.P. Mr. Kirchen is also the general partner of Consumer Venture Associates II, L.P., which is the general partner of Consumer Venture Partners II, L.P. Does not include any shares held of record by Mr. Kirchen. See "--Security Ownership of Management." The address of Consumer Venture Partners is Three Pickwick Plaza, Greenwich, Connecticut 06830.

(4) Putnam Investments, Inc. ("PI") beneficially owns 1,111,602 shares, all of which shares PI has shared dispositive power and 98,750 of which shares PI holds shared voting power. PI's wholly owned investment advisers Putnam Investment Management, Inc. ("PIM") has shared dispositive power with respect to 992,842 shares, and The Putnam Advisory Company, Inc. ("PAC") has shared dispositive power with respect to 118,760 shares and holds shared voting power with respect to 98,750 shares. The address of PI, PIM and PAC is One Post Office Square, Boston, Massachusetts 02109. PI is a wholly owned subsidiary of Marsh & McLennan Companies, Inc., whose address is 1166 Avenue of the Americas, New York, New York 10036.

(5) Includes 1,076,098 shares issuable upon exercise of an outstanding warrant. The address of General Electric Capital Corporation is 260 Long Ridge Road, Stamford, Connecticut 06927.

(6) Each of Dresdner RCM Global Investors LLC, Dresdner RCM Global Investors US Holdings LLC and Dresdner Bank AG may be deemed to have sole voting power with respect to 606,750 shares and sole dispositive power with respect to 940,150 shares. The address of Dresdner RCM Global Investors LLC and Dresdner RCM Global Investors US Holdings LLC is Four Embarcadero Center, San Francisco, California 94111. The address of Dresdner Bank AG is Jurgen-Ponto-Platz 1, 60301 Frankfurt, Germany.

(7) Includes 645,878 shares held by Apex Investment Fund, L.P. ("Apex") and 277,619 shares held by The Productivity Fund II, L.P. ("TPF"). Also includes 11,102 and 4,935 shares issuable upon exercise of outstanding warrants held by Apex and TPF, respectively. First Analysis Corporation is a general partner of each of the general partners of Apex and TPF and may be deemed to be the beneficial owner of shares held by Apex and TPF. First Analysis Corporation disclaims beneficial ownership of such shares, except to the extent of its pecuniary interest therein. James A. Johnson, George
     M. Middlemas and Paul J. Renze, by virtue of their affiliation with Apex, may be deemed to be the beneficial owner of shares held by Apex; however, they disclaim beneficial ownership of such shares, except to the extent of their individual pecuniary interest therein. Bret R. Maxwell, by virtue of his affiliation with TPF, may be deemed to be the beneficial owner of shares held by TPF; however, he disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein. The address of Apex and TPF is 233 South Wacker Drive, Suite 9500, Chicago, Illinois 60606.

(8) Includes 597,053 shares held by Norwest Equity Partners IV and 329,277 shares held by Norwest Equity Partners V. Itasca Partners is the general partner of Norwest Equity Partners IV and may be deemed to be the beneficial owner of shares held by Norwest Equity Partners IV. Itasca Partners V is the general partner of Norwest Equity Partners V and may be deemed to be the beneficial owner of shares held by Norwest Equity Partners
     V. John E. Lindahl and George J. Still, Jr. are each managing general partners of, and John P. Whaley is the managing administrative partner of, Itasca Partners and Itasca Partners V, respectively. By virtue of their affiliation with Norwest Equity Partners IV and Norwest Equity Partners V resulting from their positions with Itasca Partners and Itasca Partners V, each may be deemed to be the beneficial owner of shares held by Norwest Equity Partners IV and Norwest Equity Partners V; however, they disclaim beneficial ownership of such shares, except to the extent of their pecuniary interest therein. The address of Norwest Venture Capital and the other named individuals is 2800 Piper Tower, 222 South Ninth Street, Minneapolis, Minnesota 55402.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth information regarding the beneficial ownership of Select Comfort common stock as of April 1, 1999 by each director and nominee for director, by each executive officer named in the Summary Compensation Table under the heading "Executive Compensation and Other Benefits" and by all directors and executive officers of Select Comfort as a group.

                                                  SHARES OF COMMON STOCK
                                                  BENEFICIALLY OWNED (1)
                                                ------------------------------
NAME                                            AMOUNT        PERCENT OF CLASS
----------------------------------------------  -----------   ----------------
H. Robert Hawthorne (2)......................       330,610          1.8%

Daniel J. McAthie (3)........................       186,635            *

Charles E. Dorsey (4)........................       145,344            *

Ronald E. Mayle (5)..........................        97,569            *

Gregory T. Kliner (6)........................       105,089            *

Patrick A. Hopf (7)..........................     5,164,761         27.7%

Thomas J. Albani (8).........................        37,927            *

Christopher P. Kirchen (9)...................     2,237,445         12.0%

David T. Kollat (10).........................        37,927            *

William J. Lansing...........................         2,000            *

Kenneth A. Macke (11)........................        90,737            *

Lawrence P. Murphy...........................             0            *


Ervin R. Shames (12).........................       250,000          1.3%


Jean-Michel Valette (13).....................       207,091          1.1%

All directors and executive officers
as a group (12 persons) (14).................     8,891,135         45.7%
------------------

* Less than 1% of the outstanding shares.

(1) Except as otherwise indicated in the footnotes to this table, the persons named in the table have sole voting and dispositive power with respect to all shares of common stock. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage of the person or group holding such options or warrants but are not deemed outstanding for computing the percentage of any other person or group.

(2) Includes 150,700 shares issuable upon exercise of outstanding options. Also includes 12,000 shares held by Mr. Hawthorne's children.

(3) Includes 110,832 shares issuable upon exercise of outstanding options and 4,000 shares issuable upon exercise of outstanding warrants. Also includes 29,097 shares held by Mr. McAthie's spouse, as to which Mr. McAthie shares voting and dispositive power.

(4) Includes 18,449 shares issuable upon exercise of outstanding options. Also includes 99,156 shares jointly held by Mr. Dorsey and his spouse, as to which Mr. Dorsey shares voting and dispositive power, and an aggregate of 3,000 shares held by Mr. Dorsey's children, as to which Mr. Dorsey has sole voting and dispositive power. Also includes 1,000 shares held by Mr. Dorsey's daughter and 1,000 shares held by Mr. Dorsey's son, as to which shares Mr. Dorsey disclaims beneficial ownership.

(5)  Includes 97,569 shares issuable upon exercise of outstanding options.

(6)  Includes 105,089 shares issuable upon exercise of outstanding options.

(7) Includes 190 shares issuable upon exercise of outstanding warrants. Also includes an aggregate of 1,216 shares held by Mr. Hopf's spouse and children. Also includes shares beneficially owned by St. Paul Fire and Marine Insurance Company, St. Paul Venture Capital Affiliates Fund I, LLC and St. Paul Venture Capital IV, LLC. St. Paul Venture Capital, Inc. is the manager of St. Paul Venture Capital Affiliates Fund I, LLC. Mr. Hopf is the President of St. Paul Venture Capital, Inc. and the Managing General Partner of St. Paul Venture Capital IV, LLC. Mr. Hopf's address is 10400 Viking Drive, Suite 550, Eden Prairie, Minnesota 55344. See "--Security Ownership of Certain Beneficial Owners."

(8)  Includes 332 shares issuable upon exercise of outstanding options.

(9) Includes 332 shares issuable upon exercise of outstanding options. Also includes shares beneficially owned by Consumer Venture Partners I, L.P. and Consumer Venture Partners II, L.P., as to which Mr. Kirchen shares voting and dispositive power. Mr. Kirchen has the same business address as Consumer Venture Partners. See "--Security Ownership of Certain Beneficial Owners."

(10) Includes 37,832 shares issuable upon exercise of outstanding options.

(11) Includes 12,832 shares issuable upon exercise of outstanding options. Also includes 75,182 shares held by Macke Limited Partnership and 2,723 shares issuable upon exercise of outstanding warrants held by Macke Limited Partnership, of which Mr. Macke is the general partner.


(12) Includes 106,000 shares issuable upon exercise of outstanding options held by Mr. Shames and 100,000 shares issuable upon exercise of outstanding options held by Louise G. Shames, Trustee of the Ervin R. Shames Estate Reduction Family Trust U/A dated October 30, 1997.


(13) Includes 332 shares issuable upon exercise of outstanding options. Also includes 206,106 shares held by H&Q Select Comfort Investors, L.P., a related party to Hambrecht & Quist LLC. Mr. Valette by virtue of his affiliation with the general partner of H&Q Select Comfort Investors, L.P. may be deemed to be the beneficial owner of such shares; however, he disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein.


(14) Includes an aggregate of 840,267 shares issuable upon exercise of outstanding options and warrants held by officers, directors and their affiliates. Also includes all shares beneficially owned by St. Paul Companies, Inc. and Consumer Venture Partners. See "--Security Ownership of Certain Beneficial Owners."

              AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION
                   TO INCREASE THE MAXIMUM NUMBER OF DIRECTORS
                               FROM NINE TO TWELVE

                                  (PROPOSAL 1)

                                -----------------


PROPOSED AMENDMENT

On April 19, 1999, the Board of Directors of the Company approved, subject to approval by the shareholders at the Annual Meeting, an amendment to our Articles of Incorporation to increase the maximum number of directors from nine to twelve. Article XIV of our Articles of Incorporation currently provides that the number of directors must be at least one but not more than nine and must be divided into three classes as nearly equal in number as possible. The exact number of directors is determined from time to time by the Board. The term of each class is three years and the term of one class expires each year in rotation.

PURPOSE AND EFFECT OF THE AMENDMENT

The Board has determined that the maximum number of directors should be increased from nine to twelve to enable the Board to increase its size and diversify its composition while at the same time ensuring continuity on the Board. The Board has reviewed its current size of nine directors and its current composition and has determined that a larger board with a better overall mix of experience, expertise, independence and diversity of backgrounds among all the directors will enable the Board to most effectively monitor Select Comfort's performance and actively participate in developing and executing its long-term strategic objectives.

BOARD RECOMMENDATION

The Board recommends that the shareholders vote FOR approval of the amendment to
Article XIV of our Articles of Incorporation to increase the maximum number of directors from nine to twelve. The affirmative vote of the holders of two-thirds of the outstanding shares of common stock is necessary for approval. Unless a contrary choice is specified, proxies solicited by the Board will be voted FOR approval of the amendment to Article XIV of our Articles of Incorporation.

If the amendment is approved by the shareholders, it will become effective as of the date and time a certificate of amendment is filed with the Secretary of State of the State of Minnesota. Such filing will be made as soon as practicable after approval by the shareholders.

                              ELECTION OF DIRECTORS

                                  (PROPOSAL 2)

                                -----------------

NOMINATION

If the proposal to amend our Articles of Incorporation to increase the maximum number of directors from nine to twelve is approved by the shareholders, our Articles of Incorporation will provide that the number of directors must be at least one but not more than twelve and must be divided into three classes as nearly equal in number as possible. The exact number of directors is determined from time to time by the Board of Directors. The term of each class is three years and the term of one class expires each year in rotation. The Board has set its size at ten for 1999.

The Board has nominated the following individuals to serve as directors of the Company for terms of three years, expiring at the 2002 Annual Meeting of Shareholders, or until their successors are elected and qualified:

o     Christopher P. Kirchen
o     Lawrence P. Murphy
o     Jean-Michel Valette

In addition, the Board has nominated William J. Lansing to serve as a director of the Company for a term of one year. In the event the proposal to amend our Articles of Incorporation to increase the maximum number of directors from nine to twelve is not approved by our shareholders, Mr. Lansing will not stand for election at this time, and the number of directors will remain nine.


All of the nominees, except Messrs. Murphy and Lansing, are current members of the Board. Kenneth A. Macke will not to stand for re-election this year. The Board extends its thanks to Mr. Macke for his valuable and dedicated service to Select Comfort.


VOTE REQUIRED

Proxies can only be voted for the number of persons named as nominees in this proxy statement, which is four in the event the proposal to amend our Articles of Incorporation to increase the maximum number of directors from nine to twelve is approved by the shareholders, and three in the event the proposal is not approved.

Assuming a quorum is represented at the Annual Meeting, either in person or by proxy, the election of a nominee requires the affirmative vote of a majority of the shares of common stock represented in person or by proxy at the Annual Meeting.

BOARD RECOMMENDATION

The Board recommends a vote FOR the election of Messrs. Kirchen, Murphy, Valette and Lansing. In the absence of other instructions, the proxies will be voted FOR the election of each of Messrs. Kirchen, Murphy, Valette and Lansing.

If prior to the Annual Meeting the Board should learn that any nominee will be unable to serve for any reason, the proxies that otherwise would have been voted for such nominee will be voted for such substitute nominee as selected by the Board. Alternatively, the proxies, at the Board's discretion, may be voted for such fewer number of nominees as results from the inability of any such nominee to serve. The Board has no reason to believe that any of the nominees will be unable to serve.

INFORMATION ABOUT NOMINEES AND OTHER DIRECTORS

     The following table sets forth certain information, as of April 25, 1999, which has been furnished to us by each director and each person who has been nominated by the Board to serve as a director of the Company.

                                                                                                          DIRECTOR
NAME OF NOMINEE                             AGE                    PRINCIPAL OCCUPATION                     SINCE
--------------------------------------    -------    -----------------------------------------------    ----------
NOMINEES FOR THREE-YEAR TERMS EXPIRING IN 2002:


Christopher P. Kirchen (1)(3)               56       Managing General Partner of Brand Equity               1991
                                                     Ventures and General Partner of Consumer
                                                     Venture Partners


Lawrence P. Murphy                          46       Independent Strategic Advisor                           --


Jean-Michel Valette                         38       President and Chief Executive Officer of               1994
                                                     Franciscan Estates, Inc.


NOMINEE FOR ONE-YEAR TERM EXPIRING IN 2000:


William J. Lansing (2)                      41       President of Fingerhut Companies Inc.                   --


DIRECTORS NOT STANDING FOR ELECTION THIS YEAR WHOSE TERMS EXPIRE IN 2000:

Patrick A. Hopf (1)(2)                      50       President of St. Paul Venture Capital, Inc.            1991

Ervin R. Shames (1)(2)                      58       Independent Management Consultant                      1996

DIRECTORS NOT STANDING FOR ELECTION THIS YEAR WHOSE TERMS EXPIRE IN 2001:

Thomas J. Albani (3)                        56       Former President and Chief Executive Officer           1994
                                                     of Electrolux Corporation

H. Robert Hawthorne                         53       Vice Chairman of the Board of Directors of             1997
                                                     Select Comfort

David T. Kollat (3)                         60       President and Chairman of 22 Inc.                      1994


Daniel J. McAthie                           48       President and Chief Executive Officer of               1999
                                                     Select Comfort

------------------


(1) Member of the Executive Committee
(2) Member of the Compensation Committee
(3) Member of the Audit Committee

OTHER INFORMATION ABOUT NOMINEES AND OTHER DIRECTORS


CHRISTOPHER P. KIRCHEN has served as a director of Select Comfort since December 1991. Mr. Kirchen was elected to the Board in connection with the purchase agreement under which the Series B preferred stock was purchased. See "Certain Transactions--Director Relationships." Mr. Kirchen is currently Managing General Partner of Brand Equity Ventures, a venture capital partnership that he co-founded in March 1997. Mr. Kirchen is also a General Partner of Consumer Venture Partners, an investor in the Company, a position he has held since 1986. Mr. Kirchen also serves as a director of a number of privately held companies.


LAWRENCE P. MURPHY is a nominee for director of Select Comfort. Since May 1998, Mr. Murphy has served as an independent strategic advisor to a number of companies. From 1985 to May 1998, Mr. Murphy served as Executive Vice President and Chief Strategic Officer of The Walt Disney Company and Chairman of Disney Cruise Lines. From 1982 to 1985, he served as Vice President, Corporate Planning and Business Development of Marriott Corporation.


JEAN-MICHEL VALETTE has served as a director of Select Comfort since 1994. Mr. Valette was elected to the Board in connection with the purchase agreement under which the Series D preferred stock was purchased. See "Certain Transactions--Director Relationships." Mr. Valette has served as President and Chief Executive Officer of Franciscan Estates, Inc., a winery in Northern California, since August 1998. Mr. Valette was a Managing Director of Hambrecht & Quist LLC from October 1994 to August 1998 and a Senior Analyst of Hambrecht & Quist LLC from November 1992 to October 1994. Mr. Valette is also a member of the general partner of H&Q Select Comfort Investors, L.P., an investor in the Company and a related party to Hambrecht & Quist LLC. Hambrecht & Quist LLC was one of the underwriters of the Company's initial public offering. Mr. Valette also serves as a director of a number of privately held companies.

WILLIAM J. LANSING is a nominee for director of Select Comfort. Mr. Lansing is the President of Fingerhut Companies Inc., a mail order catalog company. He has served in such position since May 1998. He served as Vice President, Business Development at General Electric Corporation from October 1996 to May 1998. From January 1996 to October 1996, he served as Chief Operating Officer of Prodigy, Inc., an Internet service provider. From September 1986 to December 1995, Mr. Lansing was at McKinsey & Co., where he was a partner leading the consulting firm's Internet practice. Mr. Lansing also serves as a director of Digital River Inc., a provider of online software and digital products and e-commerce services.

PATRICK A. HOPF was elected Chairman of the Board of Directors on April 19, 1999 and has served as a director of Select Comfort since December 1991. Mr. Hopf also served as the Chairman of the Board of Directors of the Company from August 1993 to April 1996. Mr. Hopf was elected to the Board in connection with the purchase agreement under which the Series A preferred stock was purchased. See "Certain Transactions--Director Relationships." Mr. Hopf has been President of St. Paul Venture Capital, Inc., a venture capital firm and Managing General Partner of St. Paul Venture Capital IV, LLC since its formation in January 1997. From August 1988 to January 1999, Mr. Hopf served as Vice President of St. Paul Fire and Marine Insurance Company. St. Paul Venture Capital IV, LLC and St. Paul Venture Capital Affiliates Fund I, LLC, of which St. Paul Venture Capital, Inc. is the manager for both, and St. Paul Fire and Marine Insurance Company are investors in the Company. Mr. Hopf also serves as a director of a number of privately held companies.


ERVIN R. SHAMES has served as a director of Select Comfort since April 1996. From April

1996 to April 19, 1999, Mr. Shames served as Chairman of the Board of Directors. Since January 1995, Mr. Shames has served as an independent management consultant to large and small consumer goods and services companies, advising on management and sales and marketing strategies. From December 1993 to January 1995, Mr. Shames served as the Chief Executive Officer of Borden, Inc. and was President and Chief Operating Officer of Borden, Inc. from July 1993 until December 1993. From June 1992 to July 1993, Mr. Shames served as Chairman and Chief Executive Officer of The Stride Rite Corporation, a footwear manufacturer, and was President and Chief Executive Officer of The Stride Rite Corporation from June 1990 to June 1992.

THOMAS J. ALBANI has served as a director of Select Comfort since February 1994. Mr. Albani served as President and Chief Executive Officer of Electrolux Corporation, a manufacturer of premium floor care machines, from July 1991 to May 1998. From September 1984 to April 1989, Mr. Albani was employed by Allegheny International Inc., a home appliance manufacturing company, in a number of positions, most recently as Executive Vice President and Chief Operating Officer.

H. ROBERT HAWTHORNE was elected Vice Chairman of the Board of Directors of Select Comfort on April 19, 1999 and has served as a director of Select Comfort since April 1997. From April 1997 through April 19, 1999, Mr. Hawthorne served as the President and Chief Executive Officer of the Company. From February 1992 to December 1997, he served as President of The Pillsbury Brands Group, a subsidiary of The Pillsbury Company, which is a subsidiary of Diageo PLC. From June 1990 to January 1992, he was President and Chief Executive Officer of Alpo Petfoods, then a subsidiary of Grand Metropolitan PLC. Prior to joining Alpo Petfoods, Mr. Hawthorne was President and Chief Executive Officer of Pillsbury Canada, a subsidiary of Diageo PLC.

DAVID T. KOLLAT has served as a director of Select Comfort since February 1994. Mr. Kollat has served as President and Chairman of 22 Inc., a research and consulting company for retailers and consumer goods manufacturers, since 1987. From 1976 until 1987, Mr. Kollat served in various capacities for The Limited, including Executive Vice President of Marketing and President of Victoria's Secret Catalogue. Mr. Kollat also serves as a director of numerous companies, including The Limited, Inc., Wolverine World Wide, Inc., Consolidated Stores, Inc. and Cooker Restaurant Corporation.

DANIEL J. MCATHIE was elected as President and Chief Executive Officer and a director of Select Comfort on April 19, 1999. From October 1995 to April 19, 1999, Mr. McAthie served as Executive Vice President, Chief Financial Officer and Secretary of the Company. Mr. McAthie also served as Chief Administrative Officer from October 1995 to October 1998, at which time he was named Chief Operating Officer. From May 1990 to April 1995, Mr. McAthie held the positions of Senior Vice President, Chief Financial Officer, Vice President and Treasurer of Fingerhut Companies Inc., a mail order catalog company.

INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

The Board of Directors met four times and took action by written consent on two occasions during fiscal 1998. All of the directors attended 75% or more of the meetings of the Board and all such committees on which they served during fiscal 1998.

The Board has an Executive Committee, an Audit Committee and a Compensation Committee.

EXECUTIVE COMMITTEE. The Executive Committee has the authority to take all actions that the Board as a whole is able to take, except as limited by applicable law.

The Executive Committee consists of Messrs. Hopf, Kirchen and Shames as of May 4, 1999. The Executive Committee did not meet during fiscal 1998.


AUDIT COMMITTEE. The Audit Committee provides assistance to the Board in satisfying its fiduciary responsibilities relating to accounting, auditing, operating and reporting practices of the Company, and reviews the annual financial statements of the Company, the selection and work of the Company's independent auditors and the adequacy of internal controls for compliance with corporate policies and directives.


The Audit Committee consists of Messrs. Albani, Kirchen and Kollat as of May 4, 1999. The Audit Committee met once during fiscal 1998.


COMPENSATION COMMITTEE. The Compensation Committee:

o reviews general programs of compensation and benefits for all employees of the Company;

o makes recommendations to the Board concerning such matters as compensation to be paid to the Company's officers and directors; and


o administers the Company's stock option and incentive plans, pursuant to which stock options and other incentive awards may be granted to eligible employees, officers, directors and consultants of the Company.

The Compensation Committee consisted of Messrs. Hopf, Macke and Shames as of April 1, 1999. Following the Annual Meeting, and upon the election of Mr. Lansing to the Board, the Compenation Committee will consist of Messrs. Hopf, Lansing and Shames. The Compensation Committee met once during fiscal 1998.


DIRECTOR COMPENSATION

MEETING FEES. All non-employee directors of the Company receive $3,500 for each meeting of the Board of Directors attended and $500 for each meeting of the Executive Committee, Audit Committee or Compensation Committee attended.

STOCK OPTIONS. Each non-employee director is granted, on an annual basis and subject to action by the Board, an option to purchase 5,000 shares of common stock exercisable at the fair market value of the common stock on the date of grant for a period of up to 10 years, subject to their continuous service on the Board. Accordingly, on February 24, 1999, each non-employee director was granted a ten-year option to purchase 2,000 shares of common stock at an exercise price of $24.50 per share. In addition, on March 29, 1999, each non-employee director was granted a ten-year option to purchase 3,000 shares of common stock at an exercise price of $23.79 per share. These options become exercisable in as nearly equal as possible monthly installments over a 36-month period, so long as the director remains a director of Select Comfort.

In addition, the Company intends to grant each newly elected director a one-time option to purchase 15,000 shares of common stock at an exercise price equal to the fair market value of the common stock on the date of grant. This option will become exercisable in as nearly equal as possible monthly installments over a 24-month period, so long as the director remains a director of Select Comfort. After the vesting of this initial grant, each non-employee director will be eligible for an annual grant, subject to action by the Board, of an option to purchase 5,000 shares of common stock on the date of the annual meeting of shareholders.

REIMBURSEMENT OF EXPENSES. All directors are reimbursed for travel expenses for attending meetings of the Board and any Board committees.

Directors who are officers or employees of the Company do not receive additional compensation for their services as directors.

CONSULTING AGREEMENT WITH ERVIN R. SHAMES. In April 1996, we entered into a consulting agreement with Ervin R. Shames, a director and former Chairman of the Board of Directors of the Company, pursuant to which Mr. Shames rendered certain consulting services to the Company through the end of March 1999. Pursuant to the consulting agreement, Mr. Shames received $120,000 in fiscal 1998.


CONSULTING AGREEMENT WITH LAWRENCE P. MURPHY. In May 1999, we entered into a consulting agreement with Lawrence P. Murphy, a nominee for director, pursuant to which Mr. Murphy will render certain consulting and strategic advisory services to the Company. Pursuant to the consulting agreement, Mr Murphy will receive a monthly retainer of $8,333 and options to purchase up to 60,000 shares vesting in equal monthly increments over 24 months, in addition to the options and cash compensation payable to non-employee directors as described above.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Hopf, Macke and Shames served as members of the Compensation Committee of the Board of Directors during fiscal 1998. Mr. Shames rendered certain consulting services to the Company through March 31, 1999. See "Election of Directors -- Director Compensation."

Mr. Hopf is the President of St. Paul Venture Capital, Inc. and Managing General Partner of St. Paul Venture Capital IV, LLC., which are investors in the Company. Mr. Hopf was elected Chairman of the Board of Directors on April 19, 1999 and previously served as Chairman of the Board of Directors of the Company from August 1993 to April 1996.

Mr. Macke is the General Partner of Macke Limited Partnership, which is an investor in the Company.

For a description of certain transactions involving these entities, see "Certain Transactions."

No other relationships existed during fiscal 1998 with respect to Messrs. Shames, Hopf or Macke that would be required to be disclosed under the rules of the Securities Act of 1933.

                    EXECUTIVE COMPENSATION AND OTHER BENEFITS

                                -----------------

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION


     The following table provides summary information concerning cash and non-cash compensation paid to or earned by the Company's Chief Executive Officer and the executive officers of the Company, all of whom received or earned cash and non-cash salary and bonus of more than $100,000, for the fiscal year ended January 2, 1999 (the "Named Executive Officers").


                           SUMMARY COMPENSATION TABLE

                                                                                  LONG-TERM
                                                         ANNUAL COMPENSATION     COMPENSATION
                                                    ---------------------------  ------------      ALL OTHER
                                                                                  SECURITIES     COMPENSATION
                                                                                  UNDERLYING     ------------
      NAME AND PRINCIPAL POSITION             YEAR     SALARY($)     BONUS($)     OPTIONS(#)        ($)(1)
      ---------------------------             ----     ---------     --------     ----------        ------
      H. Robert Hawthorne (2)                 1998     $341,914      $107,805         5,000         $5,000
      PRESIDENT AND CHIEF EXECUTIVE           1997      225,000        27,000       400,000              0
      OFFICER

      Daniel J. McAthie (3)                   1998      214,856        71,182        55,000          3,580
      EXECUTIVE VICE PRESIDENT, CHIEF         1997      198,655        23,838        55,000              0
      OPERATING OFFICER, CHIEF FINANCIAL
      OFFICER AND SECRETARY

      Charles E. Dorsey                       1998      167,231        54,233        25,000          3,709
      SENIOR VICE PRESIDENT OF DIRECT         1997      155,540        81,381        35,000              0
      MARKETING AND PRESIDENT OF SELECT
      COMFORT DIRECT CORPORATION

      Ronald E. Mayle (4)                     1998      161,231        50,352        25,000              0
      SENIOR VICE PRESIDENT OF RETAIL AND     1997       12,307         3,500       135,000              0
      PRESIDENT OF SELECT COMFORT RETAIL
      CORPORATION

      Gregory T. Kliner                       1998      157,574        52,204        15,000          2,628
      SENIOR VICE PRESIDENT OF OPERATIONS     1997      147,095        17,652        35,000              0

---------------------------


(1) The amounts disclosed for each individual represent Select Comfort's contributions to the accounts of the named individuals in Select Comfort's 401(k) defined contribution plan.

(2) Mr. Hawthorne was President and Chief Executive Officer of the Company from April 28, 1997 to April 19, 1999.

(3) Mr. McAthie was elected President and Chief Executive Officer of the Company on April 19, 1999 at which time he resigned as Executive Vice President, Chief Operating Officer, Chief Financial Officer and Secretary.

(4) Mr. Mayle became Senior Vice President of Retail and President of Select Comfort Retail Corporation on December 1, 1997.

OPTION GRANTS AND EXERCISES

     The following tables summarize option grants and exercises during the fiscal year ended January 2, 1999 to or by the Named Executive Officers and the potential realizable value of the options held by such persons at January 2, 1999.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                   INDIVIDUAL GRANTS (1)
                               -----------------------------------------------------
                                                  PERCENT OF                              POTENTIAL REALIZABLE VALUE
                                                     TOTAL                                  AT ASSUMED ANNUAL RATES
                                  NUMBER OF         OPTIONS                                     OF STOCK PRICE
                                 SECURITIES       GRANTED TO      EXERCISE                       APPRECIATION
                                 UNDERLYING        EMPLOYEES      OR BASE                     FOR OPTION TERM (2)
                                   OPTIONS         IN FISCAL       PRICE     EXPIRATION   --------------------------
            NAME                 GRANTED (#)         YEAR          ($/SH)       DATE           5%            10%
----------------------------   ---------------   -------------   ---------   ----------   -----------   ------------
H. Robert Hawthorne...             5,000 (3)         1.2%          $11.00     03/31/08       $34,589       $87,656

Daniel J. McAthie.....             5,000 (3)         1.2%           11.00     03/31/08        34,589        87,656
                                  25,000 (3)         6.0%           17.00     12/03/08       267,280       677,341
                                  25,000 (4)         6.0%           17.00     12/03/08       267,280       677,341

Charles E. Dorsey.....             5,000 (3)         1.2%           11.00     03/31/08        34,589        87,656
                                  20,000 (4)         4.8%           17.00     12/03/08       213,824       541,872

Ronald E. Mayle.......             5,000 (3)         1.2%           11.00     03/31/08        34,589        87,656
                                  20,000 (4)         4.8%           17.00     12/03/08       213,824       541,872

Gregory T. Kliner.....             5,000 (3)         1.2%           11.00     03/31/08        34,589        87,656
                                  10,000 (4)         2.4%           17.00     12/03/08       106,912       270,936
----------------------------



(1) All of the options granted to the Named Executive Officers were granted under the Company's 1997 Stock Incentive Plan.

(2) In accordance with the rules of the Securities and Exchange Commission, the amounts shown on this table represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date and do not reflect the Company's estimates or projections of future common stock prices. The gains shown are net of the option price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, on stock option exercises will depend upon the future performance of the common stock, the executive's continued employment with the Company or its subsidiaries and the date on which the options are exercised. The amounts represented in this table might not necessarily be achieved.

(3) These options become exercisable in as nearly equal as possible monthly installments over a 36-month period, so long as the executive remains employed by the Company or one of its subsidiaries at that date. To the extent not already exercisable, these options become immediately exercisable in full upon certain changes in control of the Company and remain exercisable for the remainder of their term.

(4) These options become exercisable in full upon the earlier of the following to occur: (a) the date on which the average of the high and low sales prices of the Company's common stock, as reported by the Nasdaq National Market System, exceeds $34.00 per share for at least 30 consecutive trading days; or (b) December 3, 2003, so long as the executive remains employed by the Company or one of its subsidiaries at that date. To the extent not already exercisable, these options become immediately exercisable in full upon certain changes in control of the Company that result in consideration received or to be received by the shareholders of the Company as a result of such transaction exceeding $34.00 per share of common stock on a fully diluted basis.


                         AGGREGATED OPTION EXERCISES IN
               LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES



                                                              NUMBER OF SECURITIES         VALUE OF UNEXERCISE
                                                             UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS
                            SHARES                         OPTIONS AT JANUARY 2, 1999     AT JANUARY 2, 1999 (2)
                           ACQUIRED ON        VALUE       ---------------------------   ---------------------------
NAME                      EXERCISE (#)   REALIZED ($)(1)  EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                      ------------   ---------------  -----------   -------------   -----------   -------------
H. Robert Hawthorne.        100,000      $  575,000          76,250         228,750     $1,608,359      $4,825,078

Daniel J. McAthie...         58,194         359,115          61,930          99,876      1,318,705       1,507,060

Charles E. Dorsey...        102,156       1,045,385           4,942          59,302        104,213         999,899

Ronald E. Mayle.....            ---             ---          74,375          85,625      1,221,289       1,263,711

Gregory T. Kliner...         11,855         138,704          67,739         50,406       1,451,948        928,915

---------------------------



(1) Value based on the difference between the fair market value of one share of common stock on the date of exercise and the exercise price of the option.

(2) Value based on the difference between the fair market value of one share of common stock at January 2, 1999 ($26.4375) and the exercise price of the options ranging from $1.00 to $17.00 per share. Options are in-the-money if the market price of the shares exceeds the option exercise price.

EMPLOYMENT AND CONSULTING AGREEMENTS

H. ROBERT HAWTHORNE. On April 19, 1999, we entered into an employment and consulting agreement with H. Robert Hawthorne, the Vice Chairman of the Board of Directors and the former President and Chief Executive Officer of the Company. Under the agreement, Mr. Hawthorne will remain an employee of the Company through July 31, 1999 and will remain Vice Chairman of the Board of Directors and a director of the Company for an indefinite period of time. From August 1, 1999 and through April 30, 2001, Mr. Hawthorne will serve as an independent contractor to the Company and continue to perform consulting services for the Company on a special project basis in areas of external corporate development and corporate marketing.

In consideration of such services, we agreed to provide Mr. Hawthorne with certain payments and benefits, including (i) payment of Mr. Hawthorne's current base salary through April 30, 1999, (ii) payment of a base salary equal to $10,000 per month for the period from May 1, 1999 through July 31, 1999, (iii) payment of a consulting fee equal to $8,250 per month for the period from August 1, 1999 through April 30, 2001, and (iv) continuation of health, dental and life insurance coverage until April 30, 2001. Under the agreement, Mr. Hawthorne agreed not to disclose any confidential information of the Company until April 30, 2001, and until April 30, 2001, not to compete with the Company, interfere with our relationships with any of our current or potential vendors, suppliers, distributors or customers and not to solicit any of our employees so long as they remain employees of the Company.


DANIEL J. MCATHIE. We have entered into a letter agreement with Daniel J. McAthie pursuant to which he serves as President and Chief Executive Officer of the Company. Mr. McAthie receives a base salary and is entitled to receive an incentive bonus if certain performance criteria are met. Mr. McAthie is also entitled to a severance payment equal to two times his then current base salary in the event of termination without cause. We are currently discussing a new employment agreement with Mr. McAthie.

RONALD E. MAYLE. We have entered into a letter agreement with Ronald E. Mayle pursuant to which he serves as Senior Vice President of Retail and President of Select Comfort Retail Corporation. Mr. Mayle receives a base salary and is entitled to receive an incentive bonus if certain performance criteria are met.

GREGORY T. KLINER. We have entered into a letter agreement with Gregory T. Kliner pursuant to which he serves as Senior Vice President of Operations of the Company. Mr. Kliner receives a base salary and is entitled to receive an incentive bonus if certain performance criteria are met.

LAWRENCE P. MURPHY. In May 1999, we entered into a consulting agreement with Lawrence P. Murphy, a nominee for director, pursuant to which Mr. Murphy will render certain consulting and strategic advisory services to the Company. See "Election of Directors--Directors Compensation."


CHANGE IN CONTROL ARRANGEMENTS

Under the Company's 1990 Omnibus Stock Option Plan (the "1990 Plan") and the 1997 Stock Incentive Plan (the "1997 Plan"), if a "change in control" of the Company occurs, then, unless the Compensation Committee decides otherwise either at the time of grant of an incentive award or at any time thereafter, all outstanding options will become immediately exercisable in full and will remain exercisable for the remainder of their terms, regardless of whether the participant to whom such options have been granted remains in the employ or service of the Company or any subsidiary. In addition, under the 1997 Plan, if a "change in control" of the Company occurs, then, unless the Compensation Committee decides otherwise either at the time of grant of an incentive award or at any time thereafter:

o all outstanding stock appreciation rights will become immediately exercisable in full and will remain exercisable for the remainder of their terms, regardless of whether the participant to whom such stock appreciation rights have been granted remains in the employ or service of the Company or any subsidiary;

o all outstanding restricted stock awards will become immediately fully vested and non-forfeitable; and

o all outstanding performance units and stock bonuses will vest and/or continue to vest in the manner determined by the Compensation Committee and set forth in the agreement evidencing such performance units or stock bonuses.

In addition, the Compensation Committee may pay cash for all or a portion of the outstanding options. The amount of cash the participants would receive will equal (a) the fair market value of such shares immediately prior to the change in control minus (b) the exercise price per share and any required tax withholding. The acceleration of the exercisability of options under the 1990 and 1997 Plans may be limited, however, if the acceleration would be subject to an excise tax imposed upon "excess parachute payments."


Under the 1990 and 1997 Plans, a "change in control" will include any of the following:

o a merger involving the Company where the pre-merger shareholders own less than 50% of the surviving company's voting stock (whether or not approved by the Board of Directors);


o a transfer of substantially all of the Company's assets or liquidation of the Company;


o ownership by any person or group of more than 50% of the Company's voting stock;

o the "continuity" directors (directors as of the effective date of the Plan and their future nominees) ceasing to constitute a majority of the Board of Directors; or


o any change of control that is required by the Securities and Exchange Commission to be reported.


Notwithstanding anything in the foregoing to the contrary, no change in control will be deemed to have occurred for purposes of the 1990 and 1997 Plans by virtue of any transaction which was approved by the affirmative vote of at least a majority of the "continuity" directors, as defined above.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

                                -----------------

The Compensation Committee is comprised solely of non-employee directors and consisted of Ervin R. Shames, Patrick A. Hopf and Kenneth A. Macke during fiscal 1998. The Compensation Committee makes recommendations to the Board of Directors concerning the compensation and benefits of the Company's directors, executive officers and key managers, and acts on such other matters relating to their compensation as it deems appropriate. In addition, the Compensation Committee administers our stock option and incentive plans, pursuant to which incentive stock options, non-statutory stock options, restricted stock awards, stock appreciation rights, performance units and stock bonuses may be granted to eligible employees, officers, directors and consultants.

COMPENSATION PHILOSOPHY AND OBJECTIVES

The philosophy underlying the decisions and recommendations of the Compensation Committee is to recognize and reward results and achievement at the Company and individual level by linking compensation to such achievement. Consistent with this philosophy, the Compensation Committee has set the following objectives for the Company's executive compensation program:

o Motivate officers to achieve desired Company performance goals by rewarding such achievements.

o Provide a program of compensation that is competitive with comparable companies to enable the Company to attract and retain key executive talent.

o Align the interests of the Company's executives with the interests of the Company's shareholders by linking compensation to the Company's performance and by providing the Company's executives with long-term opportunities for stock ownership.

In determining its recommendations as to the compensation of the Company's executives, the Compensation Committee considers factors, such as Company performance, both in isolation and in comparison to growth companies of comparable size, development and complexity; the individual performance of each executive officer; historical compensation levels at the Company; the overall competitive environment for executives and the level of compensation necessary to attract and retain the level of key executive talent desired by the Company. The Compensation Committee places primary emphasis on Company performance rather than individual performance as measured against goals approved by the Compensation Committee. In analyzing these factors, the Compensation Committee may from time to time review competitive compensation data gathered in comparative surveys or collected by independent consultants.

EXECUTIVE COMPENSATION PROGRAM COMPONENTS

The three components of Select Comfort's executive compensation program are base salary, annual cash incentive bonuses, and long-term incentive opportunities under our stock option and incentive plans. Each element of the compensation program is discussed in greater detail below.


BASE SALARY. The Compensation Committee's recommendations regarding the base salary of each executive officer of the Company, including the compensation of the President and Chief Executive Officer, are based on a number of factors, including the executive officer's experience and qualifications, the potential impact of the individual on the Company's performance, the level of skill and responsibility required by the individual's position and the other factors described above. Base salaries are reviewed annually, and the Compensation Committee seeks to set executive officer base salaries at moderately to aggressively competitive levels in relation to the companies with which the Company competes for executives.


ANNUAL MANAGEMENT INCENTIVE BONUS. The Company's annual management incentive bonus program is designed to provide a direct financial incentive to the Company's executive officers, including the President and Chief Executive Officer, for the achievement of specific Company performance goals. Generally, at the beginning of each year, the Compensation Committee establishes a maximum annual bonus, as a percentage of base salary, that the President and Chief Executive Officer and the other executive officers of the Company are eligible to receive and the goals against which performance will be measured in determining annual bonuses after the conclusion of the year. In past years, these goals have consisted of financial and non-financial goals, established to motivate the executive officers to achieve milestones that would impact the Company's long-term value. The bonuses paid to the officers of the Company ranged from 31% to 33% of their base salaries for 1998.


LONG-TERM INCENTIVE COMPENSATION. The Compensation Committee makes long-term incentive compensation available to the Company's executive officers, as well as substantially all other employees of the Company, through the grant of stock options. The purpose of stock option grants is to advance the interests of the Company and its shareholders by enabling the Company to attract and retain persons of ability to perform services for the Company, including persons performing services to the Company as executive officers. By granting stock options to executive officers and other employees, the Compensation Committee seeks to align the long-term interests of these individuals with those of the Company's shareholders by creating a strong and direct nexus between compensation and shareholder return and to enable executive officers and key managers to develop and maintain a significant ownership position in the Company. The Compensation Committee determines the number of options and the terms and conditions of such options based on certain factors, including the past performance of the executive officer, the executive officer's potential impact on the achievement of the Company's objectives, past grants or awards of stock-based compensation and on comparative compensation data regarding option grants by companies within the specialty retail industry as well as within a broader group of companies of comparable size and complexity. Additionally, options may be granted to an executive officer as an incentive at the time the executive officer joins the Company.


All options granted by the Compensation Committee have an exercise price equal to 100% of the fair market value of the Common stock on the date of grant. In general, options become exercisable in as nearly equal as possible monthly installments over a 36-month period and remain exercisable for a period of 10 years from the date of grant, provided the individual continues to be employed by the Company. Alternatively, some options are "performance-based" and become exercisable upon the achievement of certain performance goals, including the price of the Company's common stock.

In 1998, the Compensation Committee granted options to all executive officers of the Company and key managers and sales personnel of the Company. In addition, in connection with the Company's initial public offering, the Compensation Committee granted options to substantially all employees of the Company. The primary purpose of the 1998 stock option grants was to recognize the outstanding individual contributions being made by these individuals during a year in which the Company experienced substantial growth and achieved significant milestones, including its initial public offering in December 1998.

CHIEF EXECUTIVE OFFICER COMPENSATION

Mr. Hawthorne's base salary during fiscal 1998 was $350,000. Mr. Hawthorne's 1998 annual bonus was determined in the manner described above, and amounted to 32% of base salary. Mr. Hawthorne was granted a stock option to purchase 5,000 shares of common stock in March 1998. Mr. Hawthorne's salary, annual bonus and long-term compensation are determined by the Compensation Committee in accordance with the practices described above. These determinations are based primarily on the Compensation Committee's subjective evaluation of Mr. Hawthorne's performance, Select Comfort's performance and its stock price performance. No specific weighting is assigned to the factors considered by the Compensation Committee.

SECTION 162(M)

Section 162(m) of the Internal Revenue Code limits the deductibility of certain compensation paid to the chief executive officer and each of the four other most highly compensated executives of a publicly held corporation to $1,000,000. In 1998, the Company did not pay "compensation" within the meaning of Section 162(m) to such executive officers in excess of $1,000,000, and does not believe it will do so in the near future. Therefore, the Company does not have a policy at this time regarding qualifying compensation paid to its executive officers for deductibility under Section 162(m), but will formulate such a policy if compensation levels ever approach $1,000,000.

      COMPENSATION COMMITTEE

      Ervin R. Shames
      Patrick A. Hopf
      Kenneth A. Macke

                          COMPARATIVE STOCK PERFORMANCE

                                -----------------


     The graph below compares, for the period from December 3, 1998, the date of our initial public offering, to January 2, 1999, the total cumulative shareholder return on Select Comfort common stock to the total cumulative return on The Nasdaq Stock Market (U.S.) Index and the Standard & Poor's 400 Retail (Specialty) Index. The graph assumes a $100 investment in Select Comfort common stock, The Nasdaq Stock Market (U.S.) Index and the Standard & Poor's 400 Retail (Specialty) Index on December 3, 1998 and the reinvestment of all dividends.



                 COMPARISON OF ONE MONTH CUMULATIVE TOTAL RETURN
       AMONG SELECT COMFORT CORPORATION, THE STANDARD & POOR'S 400 RETAIL
           (SPECIALTY) INDEX AND THE NASDAQ STOCK MARKET (U.S.) INDEX

                                          Standard & Poor's  The Nasdaq Stock
                         Select Comfort      400 Retail        Market (U.S.)
                           Corporation    (Specialty) Index        Index
December 3, 1998               100               100                100
January 2, 1999                130               116                109




                               [GRAPHIC OMITTED]

                              CERTAIN TRANSACTIONS

                                -----------------

DIRECTOR RELATIONSHIPS

Patrick A. Hopf, Chairman of the Board of Directors of Select Comfort, is the President of St. Paul Venture Capital, Inc. and the Managing General Partner of St. Paul Venture Capital IV, LLC. St. Paul Venture Capital IV, LLC and St. Paul Venture Capital Affiliates Fund I, of which St. Paul Venture Capital, Inc. is the manager for both, and St. Paul Fire and Marine Insurance Co. are shareholders of the Company. Mr. Hopf was elected to the Board in connection with the purchase agreement under which the Series A preferred stock was purchased.

Christopher P. Kirchen, a director of Select Comfort, is a general partner of Consumer Venture Associates, L.P., which is the general partner of Consumer Venture Partners I, L.P., a shareholder of the Company. Mr. Kirchen is also the general partner of Consumer Venture Associates II, L.P., which is the general partner of Consumer Venture Partners II, L.P., a shareholder of the Company. Mr. Kirchen was elected to the Board in connection with the purchase agreement under which the Series B preferred stock was purchased.

Jean-Michel Valette, a director of Select Comfort, was a Managing Director of Hambrecht & Quist LLC from October 1994 to August 1998 and a Senior Analyst of Hambrecht & Quist LLC from November 1992 to October 1994. Mr. Valette is also a member of the general partner of H&Q Select Comfort Investors, L.P., an investor in the Company and a related party to Hambrecht & Quist LLC. Mr. Valette was elected to the Board in connection with the purchase agreement under which the Series D preferred stock was purchased. Hambrecht & Quist LLC was one of the underwriters of the Company's initial public offering.

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

Certain holders of our common stock and warrants to purchase shares of our common stock, including executive officers, directors and more than 5% shareholders, have certain demand and incidental registration rights covering such shares pursuant to a certain Amended and Restated Registration Rights Agreement dated December 28, 1995, as amended, among the Company and the other parties thereto.


EMPLOYMENT AND CONSULTING AGREEMENTS


In April 1996, we entered into a consulting agreement with Ervin R. Shames, a director and former Chairman of the Board of Directors of the Company, pursuant to which Mr. Shames rendered certain consulting services to the Company through the end of March 1999. See "Election of Directors--Director Compensation."


In May 1999, we entered into a consulting agreement with Lawrence P. Murphy, a nominee for director, pursuant to which Mr. Murphy will render certain consulting and strategic advisory services to the Company. See "Election of Directors--Directors Compensation."


For a discussion of the employment agreements entered into by the Company and certain Named Executive Officers, see "Executive Compensation and Other Benefits--Employment and Consulting Agreements."

GE FINANCING AND RESTRUCTURING OF GE WARRANTS

In March 1997, we entered into a Purchase Agreement with General Electric Capital Corporation ("GECC"), pursuant to which we issued to GECC a senior subordinated promissory note in the principal amount of $15.0 million. We repaid this note in full in December 1998 with a portion of the net proceeds of our initial public offering. In addition to this note, we issued to GECC a warrant to purchase 1,100,000 shares of common stock exercisable through March 31, 2005 at an exercise price of $10.50 and a warrant providing contingent rights to purchase up to 1,000,000 shares of common stock at an exercise price of $.01 after May 1, 1999, subject to adjustment and cancellation upon the occurrence of certain events.

Effective March 1998, the Company and GECC restructured these warrants by combining them into one warrant to purchase 1,309,583 shares of common stock at an exercise price of $8.82. In November 1998, in connection with the reduction of the conversion price of our Series E preferred stock, we issued an additional warrant to GECC to purchase 5,513 shares of common stock at an exercise price of $8.82 per share. In December 1998, in connection with our initial public offering, GECC exercised a portion of their warrant and as of January 2, 1999, held a combined warrant to purchase 1,076,098 shares of common stock. GECC has certain demand and incidental registration rights covering the shares of common stock issuable upon exercise of this warrant.

MONOGRAM BANK CREDIT CARD PROGRAM

GECC, which controls Monogram Credit Card Bank of Georgia (the "Bank"), has an indirect interest in our consumer credit arrangements with the Bank. Under these arrangements, the Bank offers to our qualified customers an unsecured revolving credit arrangement to finance purchases from us. For all purchases financed under these arrangements, the Bank pays us an amount equal to the total amount of purchases net of promotional related discounts and less amounts retained for limited recourse on bad debts.


Upon commencement of our consumer credit arrangements with the Bank, the Bank paid us a $500,000 incentive bonus, and we paid the Bank $500,000 as amounts to be retained by the Bank for returned products.


In March 1999, we notified the Bank of our intent to terminate this consumer credit arrangement. In addition, we have signed a letter of intent with a third party provider to replace the existing arrangement. We anticipate that a new arrangement will be under terms that are no less favorable than under the existing arrangement and that the transition to the new provider will occur during the third quarter of 1999.

SERIES E PREFERRED STOCK SHAREHOLDER VOTING AGREEMENT AND IRREVOCABLE PROXY


In November 1998, the Company and the holders of more than 60% of the outstanding shares of Series E preferred stock entered into a Shareholder Voting Agreement and Irrevocable Proxy pursuant to which such shareholders agreed to vote all of the shares of Select Comfort capital stock held by them in favor of an amendment of our Articles of Incorporation to decrease the public offering price at which the Series E preferred stock would automatically convert into common stock from $19.95 to $15.00 per share and reduce the conversion price of the Series E preferred stock into common stock from $8.82 to $8.20 per share. The amendment was approved by our shareholders on November 30, 1998, and all outstanding shares of Series E preferred stock converted into shares of common stock in connection with our initial public offering.

                     AMENDMENT TO 1997 STOCK INCENTIVE PLAN

                                  (PROPOSAL 3)

                                -----------------

PROPOSED AMENDMENT

On March 28, 1997, the Board of Directors of the Company adopted the Select Comfort Corporation 1997 Stock Incentive Plan (the "1997 Plan"), which the Company's shareholders approved on March 27, 1998. On February 24, 1999, the Board amended the 1997 Plan, subject to shareholder approval, to increase the number of shares of common stock reserved for issuance under the 1997 Plan by 1,000,000, from 1,500,000 shares to 2,500,000 shares. You are being asked to approve this amendment at the Annual Meeting.

PURPOSE OF THE AMENDMENT

Providing stock option grants and other incentive awards under the 1997 Plan is an important element in the overall success of Select Comfort. In general, the Board believes that equity-based incentives align the interests of the Company's management and employees with those of the Company's shareholders. In addition, providing stock option grants and other incentive awards under the 1997 Plan is an important strategy for attracting and retaining the type of high-quality executives, employees and advisors the Board believes necessary for Select Comfort to achieve its goals. Given the intense competition for such personnel, the Board believes that its ability to offer competitive compensation packages, including those with equity-based incentive components, is particularly important in attracting and retaining qualified candidates.

As of April 1, 1999, the Company had granted options to purchase an aggregate of 1,450,175 shares of common stock under the 1997 Plan, 192,713 of which had been exercised, 111,014 of which had been cancelled, and 1,146,448 of which remained outstanding. As of April 1, 1999, 160,839 shares of common stock were available for future grants under the 1997 Plan. If this proposal is approved by the shareholders at the Annual Meeting, 1,160,839 shares of common stock will be available for future grants (assuming no awards are made under the 1997 Plan after April 1, 1999).

A general description of the basic features of the 1997 Plan is outlined below. Unless otherwise indicated, the following summary of the principal provisions of the 1997 Plan assumes the approval of the proposed amendment to the 1997 Plan. This summary is qualified in its entirety by reference to the actual text of the 1997 Plan, a copy of which you may obtain from the Company at the address set forth at the beginning of this proxy statement.

SUMMARY OF THE 1997 PLAN

INTRODUCTION. The 1997 Plan permits the Company to grant options, stock appreciation rights, restricted stock awards, performance units and stock bonuses.

PURPOSE OF THE 1997 PLAN. The 1997 Plan's purpose is to advance the Company's interests and the interests of our shareholders by enabling us to attract and retain talented persons by:

o providing an incentive to such individuals through equity participation in the Company; and

o rewarding such individuals who contribute to the achievement of the Company's economic objectives.

ELIGIBLE PARTICIPANTS. All employees (including officers and directors who are also employees) of Select Comfort or any subsidiary and any non-employee directors, consultants and independent contractors of Select Comfort or any subsidiary who, in the judgment of the Compensation Committee, have contributed, are contributing or are expected to contribute to the achievement of the Company's economic objectives are eligible to participate in the 1997 Plan. On April 1, 1999, there were approximately 1,550 employees of the Company eligible to be granted incentive awards under the 1997 Plan.

Participants may be granted one or more incentive awards, alone or in combination with other awards. The incentive awards will always be subject to whatever terms and conditions the Compensation Committee determines, provided such terms and conditions are consistent with the 1997 Plan. All incentive awards are deemed granted as of the date specified in the Compensation Committee's resolution, which will be the date of the participant's award agreement.

ADMINISTRATION. The Compensation Committee of the Board of Directors administers the 1997 Plan. The Compensation Committee has the authority to determine all provisions of incentive awards as long as they are consistent with the terms of the 1997 Plan. The Compensation Committee also has the authority to amend or modify the terms of any outstanding incentive award in any manner. Any such amendment or modification, however, must be permitted by the 1997 Plan and may not adversely affect any participant's rights without his or her consent. Each determination, interpretation or other action of the Committee will be conclusive and binding for all purposes on all persons.

STOCK SUBJECT TO THE 1997 PLAN. Prior to the proposed amendment of the 1997 Plan described in this proxy statement, there were 1,500,000 shares of common stock authorized for issuance under the 1997 Plan. The amendment to the 1997 Plan proposed hereby would increase the number of shares authorized under the 1997 Plan from 1,500,000 to 2,500,000 shares. As of April 1, 1999, 192,713 shares of common stock had been issued upon the exercise of options granted under the 1997 Plan, and options to purchase 1,146,448 shares of common stock at a weighted average exercise price of $11.36 were outstanding. Accordingly, 160,839 shares remained available for future grant under the 1997 Plan as of April 1, 1999. Assuming approval of an increase of 1,000,000 shares to the 1997 Plan, 1,160,839 shares would be available for future grant (assuming no awards are made under the 1997 Plan after April 1, 1999).

The following points describe how the Compensation Committee determines the number of shares of common stock available for issuance under the 1997 Plan at any point in time.

o OUTSTANDING INCENTIVE AWARDS -- reduces the maximum number of shares available for issuance.

o SHARES ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS -- reduces the maximum number of shares available for issuance.

o INCENTIVE AWARD LAPSES OR EXPIRES UNEXERCISED OR UNVESTED-- shares become available again for issuance.

o OPTION IS FORFEITED OR TERMINATED UNEXERCISED OR UNVESTED -- shares become available again for issuance.

o RESTRICTED STOCK AWARD IS FORFEITED -- shares do not become available for further issuance under the 1997 Plan.

o WE PAY FOR THE INCENTIVE AWARD, IN CASH, NOT COMMON STOCK -- shares become available again for issuance.

OPTIONS. An option provides the optionee with the opportunity to purchase shares of common stock in a specified amount, at a predetermined price for a specific period of time. Incentive options must be granted with an exercise price equal to at least the fair market value of the common stock on the date of grant. On April 1, 1999, the closing price per share of the common stock as reported on the Nasdaq National Market

System was $25.8125. Options will become exercisable at such times and in such installments as may be determined by the Compensation Committee, provided that options may not become exercisable prior to six months from their date of grant and may not be exercisable after 10 years from their date of grant.

The exercise price of options must be paid in cash, except that the Compensation Committee may allow payment to be made (in whole or in part) by delivery of a "broker exercise notice" (pursuant to which the broker or dealer is instructed to sell enough shares or loan the optionee enough money to pay the exercise price and to remit such sums to the Company), a promissory note or by transfer of shares of common stock (either previously owned by the participant or to be acquired upon option exercise). The aggregate fair market value of shares of common stock with respect to which incentive stock options within the meaning of
Section 422 of the Internal Revenue Code become exercisable for the first time by a participant in any calendar year may not exceed $100,000. Any incentive options in excess of this amount will be treated as non-statutory options.

STOCK APPRECIATION RIGHTS. A stock appreciation right is a right to receive a payment from the Company in the form of common stock, cash or a combination of both, equal to the difference between the fair market value of one or more shares of common stock and the exercise price of such shares. The exercise price of a stock appreciation right will be determined by the Compensation Committee, but may not be less than the fair market value of the common stock on the date of grant. Stock appreciation rights become exercisable at such times and in such installments as may be determined by the Compensation Committee, except that stock appreciation rights may not become exercisable prior to six months from their date of grant and may not be exercisable after 10 years from their date of grant. A holder of a stock appreciation right has no rights as a shareholder with respect to any shares subject to a stock appreciation right unless and until he or she exercises the right and the Compensation Committee decides to pay the holder in the form of common stock.

RESTRICTED STOCK AWARDS. A restricted stock award is an award of shares of common stock that cannot be transferred to any person for some predetermined period of time, and may have to be returned to the Company upon the occurrence of certain conditions. The Compensation Committee may impose such restrictions or conditions to the vesting of restricted stock awards as it deems appropriate, including that the participant remain in the continuous employ or service of the Company for a certain period or that the participant or the Company satisfy certain performance goals or criteria. No restricted stock award may vest prior to six months from its date of grant. Unless the Compensation Committee determines otherwise, any dividends or distributions paid with respect to shares of common stock subject to the unvested portion of a restricted stock award will be subject to the same restrictions as the shares to which such dividends or distributions relate.

PERFORMANCE UNITS. A performance unit is a right to receive cash, common stock, or a combination of both, upon the achievement of established performance goals. A performance unit will vest at such times and in such installments as may be determined by the Compensation Committee. The Compensation Committee may impose such restrictions or conditions to the vesting of performance units as it deems appropriate, including that the participant remain in the continuous employ or service of the Company for a certain period or that the participant or the Company satisfy certain performance goals or criteria.

STOCK BONUSES. A stock bonus is an award of common stock upon the achievement of established performance goals.

EFFECT OF BREACH OF CONFIDENTIALITY OR NON-COMPETE AGREEMENT. Without notice, the Compensation Committee may immediately terminate all of a participant's rights under the 1997 Plan and his or her incentive awards if such participant materially breaches the terms of any confidentiality or non-compete agreement entered into with the Company or any subsidiary, whether such breach occurs before or after the participant voluntarily terminates his or her service with the Company.

EFFECT OF CHANGE IN CONTROL. See "Executive Compensation and Other Benefits -- Change in Control Arrangements" for discussion regarding the effects of a "change in control" on incentive awards granted under the 1997 Plan.

EFFECT OF TERMINATION OF EMPLOYMENT ON SERVICE. In the event a participant's employment or other service with the Company is terminated by reason of death, disability or retirement,

o all outstanding option and stock appreciation rights will remain exercisable to the extent then exercisable for a period of one year after such termination (three months in the case of retirement), but in no event after their original expiration date,

o all restricted stock awards then held by the participant will become fully vested and nonforfeitable, and

o all performance units and stock bonuses then held by the participant will vest or continue to vest according to their original terms.


In the event a participant's employment or other service with the Company is terminated for any other reason, other than for cause, all outstanding option and stock appreciation rights will remain exercisable to the extent then exercisable for a period of three months after such termination.

In the event a participant's employment or other service with the Company is terminated for cause,

o all outstanding option and stock appreciation rights will immediately terminate without notice,

o all restricted stock awards that have not vested as of such termination will be terminated and forfeited, and

o all performance units and stock bonuses then held by the participant will vest or continue to vest according to their original terms;

The Company may, in its discretion, modify these post-termination provisions, provided that no option or stock appreciation rights may remain exercisable beyond its expiration date.


AMENDMENT OF 1997 PLAN. The Board of Directors has the following powers with respect to the 1997 Plan:

o The Board may suspend or terminate all or a portion of the 1997 Plan at any time.

o The Board may amend the 1997 Plan to conform to any change in applicable laws or regulations.

o The Board may amend the 1997 Plan in whatever manner it deems to be in the Company's best interests.


The Board may not, however, make an amendment to the 1997 Plan without shareholder approval if shareholder approval is required under Rule 16(b)(3) under the Securities Exchange Act of 1934, Section 422 of the Internal Revenue Code or the rules of the Nasdaq Stock Market. Furthermore, the Board cannot make any modification to the 1997 Plan that would adversely affect outstanding incentive awards without the consent of the affected participants.

TERMINATION. The 1997 Plan will terminate on March 28, 2007, unless terminated earlier by the Board. No incentive award may be granted after such termination. Incentive awards outstanding upon termination of the 1997 Plan may continue to be exercised, or become free of restrictions, in accordance with their terms.

FEDERAL INCOME TAX CONSEQUENCES


The following description of federal income tax consequences is based on current statutes, regulations and interpretations. The description does not include foreign, state or local income tax consequences. In addition, the description is not intended to address specific tax consequences applicable to directors, executive officers or greater than 10% shareholders of the Company or to any individual participant who receives an incentive award under the 1997 Plan.


INCENTIVE STOCK OPTIONS. There will not be any federal income tax consequences to either the participant or the Company as a result of the grant to an employee of an incentive stock option under the 1997 Plan. The exercise by a participant of an incentive stock option also will not result in any federal income tax consequences to the Company or the participant, except that (i) an amount equal to the excess of the fair market value of the shares acquired upon exercise of the incentive stock option, determined at the time of exercise, over the amount paid for the shares by the participant will be includable in the participant's alternative minimum taxable income for purposes of the alternative minimum tax, and (ii) the participant may be subject to an additional excise tax if any amounts are treated as excess parachute payments (see explanation below). Special rules will apply if previously acquired shares of common stock are permitted to be tendered in payment of an option exercise price.


If the participant disposes of the incentive stock option shares acquired upon exercise of the incentive stock option, the federal income tax consequences will depend upon how long the participant has held the shares. If the participant does not dispose of the shares within two years after the incentive stock option was granted, nor within one year after the participant exercised the incentive stock option, then the participant will recognize a long-term capital gain or loss. The amount of the long-term capital gain or loss will be equal to the difference between (i) the amount the participant realized on disposition of the shares, and (ii) the option price at which the participant acquired the shares. The Company is not entitled to any compensation expense deduction under these circumstances.

If the participant does not satisfy both of the above holding period requirements, then the participant will be required to report as ordinary income, in the year the participant disposes of the shares, the amount by which the lesser of (i) the fair market value of the shares at the time of exercise of the incentive stock option, or (ii) the amount realized on the disposition of the shares, exceeds the option price for the shares. The Company will be entitled to a compensation expense deduction in an amount equal to the ordinary income includable in the taxable income of the participant. This compensation income may be subject to withholding. The remainder of the gain recognized on the disposition, if any, or any loss recognized on the disposition, will be treated as long-term or short-term capital gain or loss, depending on the holding period.


NON-STATUTORY STOCK OPTIONS. Neither the participant nor the Company incurs any federal income tax consequences as a result of the grant of a non-statutory stock option. Upon exercise of a non-statutory stock option, a participant will recognize ordinary income, subject to withholding, on the date of exercise in an amount equal to the difference between (i) the fair market value of the shares purchased, determined on the date of exercise, and (ii) the consideration paid for the shares. The participant may be subject to an additional excise tax if any amounts are treated as excess parachute payments (see explanation below). Special rules will apply if previously acquired shares of common stock are permitted to be tendered in payment of an option exercise price.


At the time of a subsequent sale or disposition of any shares of common stock obtained upon exercise of a non-statutory stock option, any gain or loss will be treated as long-term or short-term capital gain or loss, depending on the holding period from the date of exercise.


In general, the Company will be entitled to a compensation expense deduction in connection with the exercise of a non-statutory stock option for any amounts includable in the taxable income of the participant as ordinary income, provided the Company complies with any applicable withholding requirements.

STOCK APPRECIATION RIGHTS. A participant who receives a stock appreciation right will not recognize any taxable income at the time of the grant. Upon the exercise of a stock appreciation right, the participant will realize ordinary income in an amount equal to the cash and the fair market value of any shares of common stock received by the participant. Provided that proper withholding is made, the Company will be entitled to a compensation expense deduction for any amounts includable by the participant as ordinary income.

RESTRICTED STOCK AWARDS. With respect to shares issued pursuant to a restricted stock award that are not subject to a substantial risk of forfeiture, a participant will include as ordinary income in the year of receipt an amount equal to the fair market value of the shares received on the date of receipt. With respect to shares that are subject to a substantial risk of forfeiture, a participant may file an election under Section 83(b) of the Internal Revenue Code within 30 days after the shares are received to include as ordinary income in the year of receipt an amount equal to the fair market value of the shares received on the date of receipt (determined as if the shares were not subject to any risk of forfeiture). The Company will receive a corresponding tax deduction, provided that proper withholding is made. If a Section 83(b) election is made, the participant will not recognize any additional income when the restrictions on the shares issued in connection with the stock award lapse. At the time any such shares are sold or disposed of, any gain or loss will be treated as long-term or short-term capital gain or loss, depending on the holding period from the date of receipt of the restricted stock award.

A participant who does not make a Section 83(b) election within 30 days of the receipt of a restricted stock award that is subject to a substantial risk of forfeiture will recognize ordinary income at the time of the lapse of the restrictions in an amount equal to the then fair market value of the shares. The Company will receive a corresponding tax deduction, provided that proper withholding is made. At the time of a subsequent sale or disposition of any shares of common stock issued in connection with a restricted stock award as to which the restrictions have lapsed, any gain or loss will be treated as long-term or short-term capital gain or loss, depending on the holding period from the date the restrictions lapse.

PERFORMANCE UNITS. A participant who receives a performance unit will not recognize any taxable income at the time of the grant. Upon settlement of the performance unit, the participant will realize ordinary income in an amount equal to the cash and the fair market value of any shares of common stock received by the participant. Provided that proper withholding is made, the Company would be entitled to a compensation expense deduction for any amounts includable by the participant as ordinary income.

STOCK BONUSES. With respect to shares issued pursuant to a stock bonus, a participant will include as ordinary income in the year of receipt an amount equal to the fair market value of the shares received as of the date of receipt. The Company will receive a corresponding tax deduction, provided that proper withholding is made. At the time of a subsequent sale or disposition of any shares of common stock issued in connection with a stock bonus, any gain or loss will be treated as long-term or short-term capital gain or loss, depending on the holding period from the date the shares were received.

EXCISE TAX ON PARACHUTE PAYMENTS. The Internal Revenue Code also imposes a 20% excise tax on the recipient of "excess parachute payments," as defined in the Internal Revenue Code and denies tax deductibility to the Company on excess parachute payments. Generally, parachute payments are payments in the nature of compensation to employees of a company who are officers, shareholders or highly compensated individuals, which payments are contingent upon a change in ownership or effective control of the company, or in the ownership of a substantial portion of the assets of the company. For example, acceleration of the exercisability of options, or the vesting of restricted stock awards, upon a change in control of the Company may constitute parachute payments, and in certain cases, "excess parachute payments."

SECTION 162(M). Under Section 162(m) of the Internal Revenue Code, the deductibility of certain compensation paid to the chief executive officer and each of the four other most highly compensated executives of a publicly held corporation is limited to $1,000,000. Compensation for this purpose generally includes any items of compensation expense described above in connection with incentive awards under the 1997 Plan. However, certain types of compensation are excepted from this limit, including compensation that qualifies as "performance-based compensation." Under Section 162(m), any compensation expense resulting from the exercise of options under the 1997 Plan with exercise prices equal to (or greater than) the fair market value of the common stock on the date of grant should qualify as "performance-based compensation" excepted from the limit of Section 162(m). However, compensation expense in connection with any other incentive awards under the 1997 Plan will be subject to this limit.

INCENTIVE AWARDS GRANTED UNDER THE 1997 PLAN


Information about options granted in fiscal 1998 under the 1997 Plan to the Chief Executive Officer of Select Comfort and the four other most highly compensated executive officers of Select Comfort during fiscal 1998 can be found in the table under the heading "Option Grants in Last Fiscal Year" on page 16 of this proxy statement. In fiscal 1998, options to purchase an aggregate of 125,000 shares were granted to all current executive officers as a group, options to purchase 25,000 shares were granted to current directors who are not executive officers as a group, and options to purchase an aggregate of 293,075 shares were granted to all employees (excluding current executive officers) as a group under the 1997 Plan.


No information can be provided with respect to options or awards that may be granted in the future under the 1997 Plan. Such awards are within the discretion of the Compensation Committee. The Compensation Committee has not determined future awards or who might receive them.

BOARD RECOMMENDATION

The Board of Directors recommends that the shareholders vote FOR approval of the amendment to the 1997 Plan to increase the number of shares of common stock reserved for issuance by 1,000,000, from 1,500,000 shares to 2,500,000 shares. The affirmative vote of the holders of a majority of the shares of common stock present and entitled to vote in person or by proxy on this matter at the Annual Meeting, and at least a majority of the minimum number of votes necessary for a quorum, is necessary for approval. Unless a contrary choice is specified, proxies solicited by the Board will be voted FOR approval of the amendment to the 1997 Plan.

                          RATIFICATION OF SELECTION OF
                              INDEPENDENT AUDITORS

                                  (PROPOSAL 4)

                                -----------------

APPOINTMENT OF AUDITORS

The Board of Directors has appointed KPMG Peat Marwick LLP, independent certified public accountants, as our auditors for the year ending January 1, 2000. KPMG Peat Marwick LLP has acted as our independent auditors since 1993.


Although it is not required to do so, the Board wishes to submit the selection of KPMG Peat Marwick LLP to the shareholders for ratification. If you do not ratify the appointment of KPMG Peat Marwick LLP, another firm of independent auditors will be considered by the Board.


Representatives of KPMG Peat Marwick LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

BOARD RECOMMENDATION


The Board recommends a vote FOR ratification of the appointment of KPMG Peat Marwick LLP as our auditors for the year ending January 1, 2000.

The affirmative vote of the holders of a majority of shares of common stock of the Company present in person or by proxy at the Annual Meeting, assuming a quorum is present, is necessary for approval. Unless a contrary choice is specified, proxies solicited by the Board will be voted FOR the ratification of KPMG Peat Marwick LLP.

                                  OTHER MATTERS

                                -----------------

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and all persons who beneficially own more than 10% of the outstanding shares of our common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock.

Executive officers, directors and greater than 10% beneficial owners are also required to furnish us with copies of all Section 16(a) forms they file.


To our knowledge, based upon a review of the copies of such reports furnished to us during the fiscal year ended January 2, 1999 and written representations by such persons, none of the directors, executive officers and beneficial owners of greater than 10% of our common stock failed to file on a timely basis the forms required by Section 16 of the Securities Exchange Act of 1934.


SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

Any shareholder proposal to be included in the proxy materials for the 2000 Annual Meeting of Shareholders must be received by the Company on or before January 10, 2000.

Our Bylaws require advance written notice to the Company of shareholder-proposed business or of a shareholder's intention to make a nomination for director at an annual meeting of shareholders. They also limit the business which may be conducted at any special meeting of shareholders to business brought by the Board.

Specifically, the Bylaws provide that business may be brought before an annual meeting by a shareholder only if the shareholder provides written notice to the Secretary of the Company not less than 120 days prior to the first anniversary of the date that the Company first released or mailed its proxy statement to shareholders in connection with the preceding year's annual meeting. In the event, however, that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary of the preceding year's annual meeting date, notice by the shareholder to be timely must be so delivered not later than the close of business on the later of the 120th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

A shareholder's notice must set forth:

o    a description of the proposed business and the reasons for it,

o    the name and address of the shareholder making the proposal,

o the class and number of shares of common stock owned by the shareholder, and

o a description of any material interest of the shareholder in the proposed business.

Our Bylaws also provide that a shareholder may nominate a director at an annual meeting only after providing advance written notice to the Secretary of the Company within the time limits described above. The shareholder's notice must set forth all information about each nominee that would be required under SEC rules in a proxy statement soliciting proxies for the election of such nominee, as well as the nominee's business and residence address. The notice must also set forth the name and record address of the shareholder making the nomination and the class and number of shares of common stock owned by that shareholder.

OTHER BUSINESS

The management of the Company does not intend to present other items of business and knows of no items of business that are likely to be brought before the Annual Meeting except those described in this proxy statement. However, if any other matters should properly come before the Annual Meeting, the persons named in the enclosed proxy will have discretionary authority to vote such proxy in accordance with the best judgment on such matters.

COPIES OF 1999 ANNUAL REPORT

We will furnish without charge a copy of our Annual Report on Form 10-K (without exhibits) for the fiscal year ended January 2, 1999 upon receipt from any such person of a written request for such an Annual Report.

Such request should be sent to:


   Select Comfort Corporation
   6105 Trenton Lane North
   Minneapolis, Minnesota  55442
   Attn: Shareholder Information


--------------------------------------------------------------------------------

Your vote is important. Whether or not you plan to attend the Annual Meeting, please vote your shares of common stock by marking, signing, dating and promptly returning the enclosed proxy card in the envelope provided. No postage is required for mailing in the United States.

                                          By Order Of The Board Of Directors



                                          /s/ Daniel J. McAthie

                                          Daniel J. McAthie
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

May 7, 1999
Minneapolis, Minnesota

                                                                      APPENDIX A
                           SELECT COMFORT CORPORATION
                            1997 STOCK INCENTIVE PLAN
                          (As Amended on June 8, 1999)

1. PURPOSE OF PLAN.

     The purpose of the Select  Comfort  Corporation  1997 Stock  Incentive Plan
(the "Plan") is to advance the interests of Select Comfort Corporation (the "Company") and its shareholders by enabling the Company and its Subsidiaries to attract and retain persons of ability to perform services for the Company and its Subsidiaries by providing an incentive to such individuals through equity participation in the Company and by rewarding such individuals who contribute to the achievement by the Company of its economic objectives.

2. DEFINITIONS.

     The following terms will have the meanings set forth below, unless the context clearly otherwise requires:

     2.1 "BOARD" means the Board of Directors of the Company.

     2.2 "BROKER EXERCISE NOTICE" means a written notice pursuant to which a Participant, upon exercise of an Option, irrevocably instructs a broker or dealer to sell a sufficient number of shares or loan a sufficient amount of money to pay all or a portion of the exercise price of the Option and/or any related withholding tax obligations and remit such sums to the Company and directs the Company to deliver stock certificates to be issued upon such exercise directly to such broker or dealer.

     2.3 "CHANGE IN CONTROL" means an event described in Section 13.1 of the Plan.

     2.4 "CODE" means the Internal Revenue Code of 1986, as amended.

     2.5 "COMMITTEE" means the group of individuals administering the Plan, as provided in Section 3 of the Plan.

     2.6 "COMMON STOCK" means the common stock of the Company, $0.01 par value, or the number and kind of shares of stock or other securities into which such common stock may be changed in accordance with Section 4.3 of the Plan.

     2.7 "DISABILITY" means the disability of the Participant such as would entitle the Participant to receive disability income benefits pursuant to the long-term disability plan of the Company or Subsidiary then covering the Participant or, if no such plan exists or is applicable to the Participant, the permanent and total disability of the Participant within the meaning of Section 22(e)(3) of the Code.

     2.8  "ELIGIBLE  RECIPIENTS"  means  all  employees  of the  Company  or any
Subsidiary  and  any   non-employee   directors,   consultants  and  independent
contractors of the Company or any Subsidiary.

     2.9 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     2.10 "FAIR MARKET VALUE" means, with respect to the Common Stock, as of any date (or, if no shares were traded or quoted on such date, as of the next preceding date on which there was such a trade or quote) (a) the mean between the reported high and low sale prices of the Common Stock if the Common Stock is listed, admitted to unlisted trading privileges or reported on any foreign or national securities exchange or on the Nasdaq National Market or an equivalent foreign market on which sale prices are reported; (b) if the Common Stock is not so listed, admitted to unlisted trading privileges or reported, the closing bid price as reported by the Nasdaq SmallCap Market, OTC Bulletin Board or the National Quotation Bureau, Inc. or other comparable service; or (c) if the Common Stock is not so listed or reported, such price as the Committee determines in good faith in the exercise of its reasonable discretion. If determined by the Committee, such determination will be final, conclusive and binding for all purposes and on all persons, including, without limitation, the Company, the shareholders of the Company, the Participants and their respective successors-in-interest. No member of the Committee will be liable for any determination regarding the fair market value of the Common Stock that is made in good faith.

     2.11  "INCENTIVE  AWARD"  means  an  Option,   Stock  Appreciation   Right,
Restricted Stock Award, Performance Unit or Stock Bonus granted to an Eligible Recipient pursuant to the Plan.

     2.12 "INCENTIVE STOCK OPTION" means a right to purchase Common Stock granted to an Eligible Recipient pursuant to Section 6 of the Plan that qualifies as an "incentive stock option" within the meaning of Section 422 of the Code.

     2.13 "NON-STATUTORY STOCK OPTION" means a right to purchase Common Stock granted to an Eligible Recipient pursuant to Section 6 of the Plan that does not qualify as an Incentive Stock Option.

     2.14 "OPTION" means an Incentive Stock Option or a Non-Statutory Stock Option.

     2.15 "PARTICIPANT" means an Eligible Recipient who receives one or more Incentive Awards under the Plan.

     2.16 "PERFORMANCE UNIT" means a right granted to an Eligible Recipient pursuant to Section 9 of the Plan to receive a payment from the Company, in the form of stock, cash or a combination of both, upon the achievement of established employment, service, performance or other goals.

     2.17 "PREVIOUSLY ACQUIRED SHARES" means shares of Common Stock or Preferred Stock that are already owned by the Participant or, with respect to any Incentive Award, that are to be issued upon the grant, exercise or vesting of such Incentive Award.

     2.18 "RESTRICTED STOCK AWARD" means an award of Common Stock granted to an Eligible Recipient pursuant to Section 8 of the Plan that is subject to the restrictions on transferability and the risk of forfeiture imposed by the provisions of such Section 8.

     2.19 "RETIREMENT" means termination of employment or service pursuant to and in accordance with the regular (or, if approved by the Board for purposes of the Plan, early) retirement/pension plan or practice of the Company or Subsidiary then covering the Participant, provided that if the Participant is not covered by any such plan or practice, the Participant will be deemed to be covered by the Company's plan or practice for purposes of this determination.

     2.20 "SECURITIES ACT" means the Securities Act of 1933, as amended.

     2.21  "STOCK  APPRECIATION  RIGHT"  means a right  granted  to an  Eligible
Recipient pursuant to Section 7 of the Plan to receive a payment from the Company, in the form of stock, cash or a combination of both, equal to the difference between the Fair Market Value of one or more shares of Common Stock and the exercise price of such shares under the terms of such Stock Appreciation Right.

     2.22 "STOCK BONUS" means an award of Common Stock granted to an Eligible Recipient pursuant to Section 10 of the Plan.

     2.23  "SUBSIDIARY"   means  any  entity  that  is  directly  or  indirectly
controlled by the Company or any entity in which the Company has a significant equity interest, as determined by the Committee.

     2.24 "TAX DATE" means the date any withholding tax obligation arises under the Code or other applicable tax statute for a Participant with respect to an Incentive Award.

3. PLAN ADMINISTRATION.

     3.1 THE COMMITTEE. The Plan will be administered by the Board or by a committee of the Board. So long as the Company has a class of its equity securities registered under Section 12 of the Exchange Act, any committee administering the Plan will consist solely of two or more members of the Board who are "non-employee directors" within the meaning of Rule 16b-3 under the Exchange Act and, if the Board so determines in its sole discretion, who are "outside directors" within the meaning of Section 162(m) of the Code. Such a committee, if established, will act by majority approval of the members (but may also take action with the written consent of a majority of the members of such committee), and a majority of the members of such a committee will constitute a quorum. As used in the Plan, "Committee" will refer to the Board or to such a committee, if established. To the extent consistent with corporate law, the Committee may delegate to any officers of the Company the duties, power and authority of the Committee under the Plan pursuant to such conditions or limitations as the Committee may establish; provided, however, that only the Committee may exercise such duties, power and authority with respect to Eligible Recipients who are subject to Section 16 of the Exchange Act. The Committee may exercise its duties, power and authority under the Plan in its sole and absolute discretion without the consent of any Participant or other party, unless the Plan specifically provides otherwise. Each determination, interpretation or other action made or taken by the Committee pursuant to the provisions of the Plan will be conclusive and binding for all purposes and on all persons, and no member of the Committee will be liable for any action or determination made in good faith with respect to the Plan or any Incentive Award granted under the Plan.

     3.2 AUTHORITY OF THE COMMITTEE.

          (a) In accordance with and subject to the provisions of the Plan, the Committee will have the authority to determine all provisions of Incentive Awards as the Committee may deem necessary or desirable and as consistent with the terms of the Plan, including, without limitation, the following:
     (i) the Eligible Recipients to be selected as Participants; (ii) the nature and extent of the Incentive Awards to be made to each Participant (including the number of shares of Common Stock to be subject to each Incentive Award, any exercise price, the manner in which Incentive Awards will vest or become exercisable and whether Incentive Awards will be granted in tandem with other Incentive Awards) and the form of written agreement, if any, evidencing such Incentive Award; (iii) the time or times when Incentive Awards will be granted; (iv) the duration of each Incentive Award; and (v) the restrictions and other conditions to which the payment or vesting of Incentive Awards may be subject. In addition, the Committee will have the authority under the Plan in its sole discretion to pay the economic value of any Incentive Award in the form of cash, Common Stock or any combination of both.

          (b) The Committee will have the authority under the Plan to amend or modify the terms of any outstanding Incentive Award in any manner, including, without limitation, the authority to modify the number of shares or other terms and conditions of an Incentive Award, extend the term of an Incentive Award, accelerate the exercisability or vesting or otherwise terminate any restrictions relating to an Incentive Award, accept the surrender of any outstanding Incentive Award or, to the extent not previously exercised or vested, authorize the grant of new Incentive Awards in substitution for surrendered Incentive Awards; provided, however that the amended or modified terms are permitted by the Plan as then in effect and that any Participant adversely affected by such amended or modified terms has consented to such amendment or modification. No amendment or modification to an Incentive Award, however, whether pursuant to this
     Section 3.2 or any other provisions of the Plan, will be deemed to be a re-grant of such Incentive Award for purposes of this Plan.

          (c) In the event of (i) any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, extraordinary dividend or divestiture (including a spin-off) or any other change in corporate structure or shares, (ii) any purchase, acquisition, sale or disposition of a significant amount of assets or a significant business, (iii) any change in accounting principles or practices, or (iv) any other similar change, in each case with respect to the Company or any other entity whose performance is relevant to the grant or vesting of an Incentive Award, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) may, without the consent of any affected Participant, amend or modify the vesting criteria of any outstanding Incentive Award that is based in whole or in part on the financial performance of the Company (or any Subsidiary or division thereof) or such other entity so as equitably to reflect such event, with the desired result that the criteria for evaluating such financial performance of the Company or such other entity will be substantially the same (in the sole discretion of the Committee or the board of directors of the surviving corporation) following such event as prior to such event; provided, however, that the amended or modified terms are permitted by the Plan as then in effect.

4. SHARES AVAILABLE FOR ISSUANCE.

     4.1 MAXIMUM NUMBER OF SHARES AVAILABLE. Subject to adjustment as provided in Section 4.3 of the Plan, the maximum number of shares of Common Stock that will be available for issuance under the Plan will be 2,500,000 shares of Common Stock.

     4.2 ACCOUNTING FOR INCENTIVE AWARDS. Shares of Common Stock that are issued under the Plan or that are subject to outstanding Incentive Awards will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan. Any shares of Common Stock that are subject to an Incentive Award that lapses, expires, is forfeited or for any reason is terminated unexercised or unvested and any shares of Common Stock that are subject to an Incentive Award that is settled or paid in cash or any form other than shares of Common Stock will automatically again become available for issuance under the Plan. Any shares of Common Stock that constitute the forfeited portion of a Restricted Stock Award, however, will not become available for further issuance under the Plan.

     4.3 ADJUSTMENTS TO SHARES AND INCENTIVE AWARDS. In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off) or any other change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) will make appropriate adjustment (which determination will be conclusive) as to the number and kind of securities or other property (including cash) available for issuance or payment under the Plan and, in order to prevent dilution or enlargement of the rights of Participants, (a) the number and kind of securities or other property (including cash) subject to outstanding Options, and (b) the exercise price of outstanding Options.

5. PARTICIPATION.

     Participants in the Plan will be those Eligible Recipients who, in the judgment of the Committee, have contributed, are contributing or are expected to contribute to the achievement of economic objectives of the Company or its Subsidiaries. Eligible Recipients may be granted from time to time one or more Incentive Awards, singly or in combination or in tandem with other Incentive Awards, as may be determined by the Committee in its sole discretion. Incentive Awards will be deemed to be granted as of the date specified in the grant resolution of the Committee, which date will be the date of any related agreement with the Participant.

6. OPTIONS.

     6.1 GRANT. An Eligible Recipient may be granted one or more Options under the Plan, and such Options will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee may designate whether an Option is to be considered an Incentive Stock Option or a Non-Statutory Stock Option. To the extent that any Incentive Stock Option granted under the

Plan ceases for any reason to qualify as an "incentive stock option" for purposes of Section 422 of the Code, such Incentive Stock Option will continue to be outstanding for purposes of the Plan but will thereafter be deemed to be a Non-Statutory Stock Option.

     6.2 EXERCISE PRICE. The per share price to be paid by a Participant upon exercise of an Option will be determined by the Committee in its discretion at the time of the Option grant; provided, however, that (a) such price will not be less than 100% of the Fair Market Value of one share of Common Stock on the date of grant with respect to an Incentive Stock Option (110% of the Fair Market Value if, at the time the Incentive Stock Option is granted, the Participant owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company), and (b) such price will not be less than 85% of the Fair Market Value of one share of Common Stock on the date of grant with respect to a Non-Statutory Stock Option.

     6.3 EXERCISABILITY AND DURATION. An Option will become exercisable at such times and in such installments as may be determined by the Committee in its sole discretion at the time of grant; provided, however, that no Option may be exercisable after 10 years from its date of grant.

     6.4 PAYMENT OF EXERCISE PRICE. The total purchase price of the shares to be purchased upon exercise of an Option will be paid entirely in cash (including check, bank draft or money order); provided, however, that the Committee, in its sole discretion and upon terms and conditions established by the Committee, may allow such payments to be made, in whole or in part, by tender of a Broker Exercise Notice, Previously Acquired Shares, a promissory note (on terms acceptable to the Committee in its sole discretion) or by a combination of such methods.

     6.5 MANNER OF EXERCISE. An Option may be exercised by a Participant in whole or in part from time to time, subject to the conditions contained in the Plan and in the agreement evidencing such Option, by delivery in person, by facsimile or electronic transmission or through the mail of written notice of exercise to the Company (Attention: Chief Financial Officer) at its principal executive office in Minneapolis, Minnesota and by paying in full the total exercise price for the shares of Common Stock to be purchased in accordance with
Section 6.4 of the Plan.

     6.6 AGGREGATE LIMITATION OF STOCK SUBJECT TO INCENTIVE STOCK OPTIONS. To the extent that the aggregate Fair Market Value (determined as of the date an Incentive Stock Option is granted) of the shares of Common Stock with respect to which incentive stock options (within the meaning of Section 422 of the Code) are exercisable for the first time by a Participant during any calendar year (under the Plan and any other incentive stock option plans of the Company or any subsidiary or parent corporation of the Company (within the meaning of the Code)) exceeds $100,000 (or such other amount as may be prescribed by the Code from time to time), such excess Options will be treated as Non-Statutory Stock Options. The determination will be made by taking incentive stock options into account in the order in which they were granted. If such excess only applies to a portion of an Incentive Stock Option, the Committee, in its discretion, will designate which shares will be treated as shares to be acquired upon exercise of an Incentive Stock Option.

7. STOCK APPRECIATION RIGHTS.

     7.1 GRANT. An Eligible Recipient may be granted one or more Stock Appreciation Rights under the Plan, and such Stock Appreciation Rights will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion.

     7.2 EXERCISE PRICE. The exercise price of a Stock Appreciation Right will be determined by the Committee, in its discretion, at the date of grant but may not be less than 100% of the Fair Market Value of one share of Common Stock on the date of grant.

     7.3 EXERCISABILITY AND DURATION. A Stock Appreciation Right will become exercisable at such time and in such installments as may be determined by the Committee in its sole discretion at the time of grant; provided, however, that no Stock Appreciation Right may be exercisable after 10 years from its date of grant. A Stock Appreciation Right will be exercised by giving notice in the same manner as for Options, as set forth in Section 6.5 of the Plan.

8. RESTRICTED STOCK AWARDS.

     8.1 GRANT. An Eligible Recipient may be granted one or more Restricted Stock Awards under the Plan, and such Restricted Stock Awards will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee may impose such restrictions or conditions, not inconsistent with the provisions of the Plan, to the vesting of such Restricted Stock Awards as it deems appropriate, including, without limitation, that the Participant remain in the continuous employ or service of the Company or a Subsidiary for a certain period or that the Participant or the Company (or any Subsidiary or division thereof) satisfy certain performance goals or criteria.

     8.2 RIGHTS AS A STOCKHOLDER; TRANSFERABILITY. Except as provided in Sections 8.1, 8.3 and 14.3 of the Plan, a Participant will have all voting, dividend, liquidation and other rights with respect to shares of Common Stock issued to the Participant as a Restricted Stock Award under this Section 8 upon the Participant becoming the holder of record of such shares as if such Participant were a holder of record of shares of unrestricted Common Stock.

     8.3 DIVIDENDS AND DISTRIBUTIONS. Unless the Committee determines otherwise in its sole discretion (either in the agreement evidencing the Restricted Stock Award at the time of grant or at any time after the grant of the Restricted Stock Award), any dividends or distributions (including regular quarterly cash dividends) paid with respect to shares of Common Stock subject to the unvested portion of a Restricted Stock Award will be subject to the same restrictions as the shares to which such dividends or distributions relate. In the event the Committee determines not to pay such dividends or distributions currently, the Committee will determine in its sole discretion whether any interest will be paid on such dividends or distributions. In addition, the Committee in its sole discretion may require such dividends and distributions to be reinvested (and in such case the Participants consent to such reinvestment) in shares of Common Stock that will be subject to the same restrictions as the shares to which such dividends or distributions relate.

     8.4 ENFORCEMENT OF RESTRICTIONS. To enforce the restrictions referred to in this Section 8, the Committee may place a legend on the stock certificates referring to such restrictions and may require the Participant, until the restrictions have lapsed, to keep the stock certificates, together with duly endorsed stock powers, in the custody of the Company or its transfer agent or to maintain evidence of stock ownership, together with duly endorsed stock powers, in a certificateless book-entry stock account with the Company's transfer agent.

9. PERFORMANCE UNITS.

     An Eligible Recipient may be granted one or more Performance Units under the Plan, and such Performance Units will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee may impose such restrictions or conditions, not inconsistent with the provisions of the Plan, to the vesting of such Performance Units as it deems appropriate, including, without limitation, that the Participant remain in the continuous employ or service of the Company or any Subsidiary for a certain period or that the Participant or the Company (or any Subsidiary or division thereof) satisfy certain performance goals or criteria. The Committee will have the sole discretion to determine the form in which payment of the economic value of vested Performance Units will be made to the Participant (i.e., cash, Common Stock or any combination thereof) or to consent to or disapprove the election by the Participant of the form of such payment.

10. STOCK BONUSES.

     An Eligible Recipient may be granted one or more Stock Bonuses under the Plan, and such Stock Bonuses will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee. The Participant will have all voting, dividend, liquidation and other rights with respect to the shares of Common Stock issued to a Participant as a Stock Bonus under this Section 10 upon the Participant becoming the holder of record of such shares; provided, however, that the Committee may impose such restrictions on the assignment or transfer of a Stock Bonus as it deems appropriate.

11. EFFECT OF TERMINATION OF EMPLOYMENT OR OTHER SERVICE.

     11.1 TERMINATION DUE TO DEATH, DISABILITY OR RETIREMENT. Unless otherwise provided by the Committee in its sole discretion in the agreement evidencing an Incentive Award, in the event a Participant's employment or other service with the Company and all Subsidiaries is terminated by reason of death, Disability or
Retirement:

          (a) All outstanding Options and Stock Appreciation Rights then held by the Participant that are currently exercisable by the Participant as of the time of such termination will remain exercisable for a period of one year after such termination (but in no event after the expiration date of any such Option or Stock Appreciation Right); and

          (b) All Restricted Stock Awards, Performance Units and Stock Bonuses then held by the Participant will vest and/or continue to vest in the manner determined by the Committee and set forth in the agreement evidencing such Restricted Stock Awards, Performance Units or Stock Bonuses.

     11.2 TERMINATION FOR REASONS OTHER THAN DEATH, DISABILITY OR RETIREMENT.

          (a) Unless otherwise provided by the Committee in its sole discretion in the agreement evidencing an Incentive Award, in the event a Participant's employment or other service is terminated with the Company and all Subsidiaries for any reason other than death, Disability or Retirement, or a Participant is in the employ or service of a Subsidiary and the Subsidiary ceases to be a Subsidiary of the Company (unless the Participant continues in the employ or service of the Company or another Subsidiary), all rights of the Participant under the Plan and any agreements evidencing an Incentive Award will immediately terminate without notice of any kind, and no Options or Stock Appreciation Rights then held by the Participant will thereafter be exercisable, all Restricted Stock Awards then held by the Participant that have not vested will be terminated and forfeited, and all Performance Units and Stock Bonuses then held by the Participant will vest and/or continue to vest in the manner determined by the Committee and set forth in the agreement evidencing such Performance Units or Stock Bonuses; provided, however, that if such termination is due to any reason other than termination by the Company or any Subsidiary for "cause," all outstanding Options or Stock Appreciation Rights then held by such Participant that are currently exercisable by the Participant as of the time of such termination will remain exercisable for a period of three months after such termination (but in no event after the expiration date of any such Option or Stock Appreciation Right).

          (b) For purposes of this Section 11.2, "cause" (as determined by the Committee) will be as defined in any employment or other agreement or policy applicable to the Participant or, if no such agreement or policy exists, will mean (i) dishonesty, fraud, misrepresentation, embezzlement or deliberate injury or attempted injury, in each case related to the Company or any Subsidiary, (ii) any unlawful or criminal activity of a serious nature, (iii) any intentional and deliberate breach of a duty or duties that, individually or in the aggregate, are material in relation to the Participant's overall duties, or (iv) any material breach of any employment, service, confidentiality or non-compete agreement entered into with the Company or any Subsidiary.

     11.3 MODIFICATION OF RIGHTS UPON TERMINATION. Notwithstanding the other provisions of this Section 11, upon a Participant's termination of employment or other service with the Company and all Subsidiaries, the Committee may, in its sole discretion (which may be exercised at any time on or after the date of grant, including following such termination), cause Options and Stock Appreciation Rights (or any part thereof) then held by such Participant to become or continue to become exercisable and/or remain exercisable following such termination of employment or service and Restricted Stock Awards, Performance Units and Stock Bonuses then held by such Participant to vest and/or continue to vest or become free of transfer restrictions, as the case may be, following such termination of employment or service, in each case in the manner determined by the Committee; provided, however, that no Option or Stock Appreciation Right may remain exercisable beyond its expiration date.

     11.4 BREACH OF CONFIDENTIALITY OR NONCOMPETE AGREEMENTS. Notwithstanding anything in the Plan to the contrary, in the event that a Participant materially breaches the terms of any confidentiality or non-compete agreement entered into with the Company or any

Subsidiary, whether such breach occurs before or after termination of such Participant's employment or other service with the Company or any Subsidiary, the Committee in its sole discretion may immediately terminate all rights of the Participant under the Plan and any agreements evidencing an Incentive Award then held by the Participant without notice of any kind.

     11.5 DATE OF TERMINATION OF EMPLOYMENT OR OTHER SERVICE. Unless the Committee otherwise determines in its sole discretion, a Participant's employment or other service will, for purposes of the Plan, be deemed to have terminated on the date recorded on the personnel or other records of the Company or the Subsidiary for which the Participant provides employment or other service, as determined by the Committee in its sole discretion based upon such records.

12. PAYMENT OF WITHHOLDING TAXES.

     12.1 GENERAL RULES. The Company is entitled to (a) withhold and deduct from future wages of the Participant (or from other amounts that may be due and owing to the Participant from the Company or a Subsidiary), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all foreign, federal, state and local withholding and employment-related tax requirements attributable to an Incentive Award, including, without limitation, the grant, exercise or vesting of, or payment of dividends with respect to, an Incentive Award or a disqualifying disposition of stock received upon exercise of an Incentive Stock Option, or (b) require the Participant promptly to remit the amount of such withholding to the Company before taking any action, including issuing any shares of Common Stock, with respect to an Incentive Award.

     12.2 SPECIAL RULES. The Committee may, in its sole discretion and upon terms and conditions established by the Committee, permit or require a
Participant to satisfy, in whole or in part, any withholding or employment-related tax obligation described in Section 12.1 of the Plan by electing to tender Previously Acquired Shares, a Broker Exercise Notice or a promissory note (on terms acceptable to the Committee in its sole discretion), or by a combination of such methods.

13. CHANGE IN CONTROL.

     13.1 CHANGE IN CONTROL. For purposes of this Section 13, a "Change in Control" of the Company shall mean (a) the sale, lease, exchange or other transfer of all or substantially all of the assets of the Company (in one transaction or in a series of related transactions) to a corporation that is not controlled by the Company, (b) the approval by the shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company, or
(c) a change in control of a nature that would be required to be reported (assuming such event has not been "previously reported") in response to Item 1(a) of the Current Report on Form 8-K, as in effect on the effective date of the Plan, pursuant to Section 13 or 15(d) of the Exchange Act, whether or not the Company is then subject to such reporting requirement; provided that, without limitation, such a Change in Control shall be deemed to have occurred at such time as (x) any Person, other than any Person who owns any shares of Common Stock on the effective date of the Plan, becomes after the effective date of the Plan the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, of 50% or more of the combined voting power of the Company's outstanding securities ordinarily having the right to vote at elections of directors or (y) individuals who constitute the Board of Directors on the effective date of the Plan cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the effective date of the Plan whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors comprising the Board of Directors on the effective date of the Plan (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this clause (y) and the following sentence, considered as though such person were a member of the Board of Directors on the effective date of the Plan. Notwithstanding anything in the foregoing to the contrary, no Change in Control shall be deemed to have occurred for purposes of this Section 13 by virtue of any transaction which shall have been approved by the affirmative vote of at least a majority of the members of the Board of Directors on the effective date of the Plan.

     13.2 ACCELERATION OF VESTING. Without limiting the authority of the Committee under Sections 3.2 and 4.3 of the Plan, if a Change in Control of the Company occurs, then, unless otherwise provided by the Committee in its sole discretion either in the agreement evidencing an Incentive Award at the time of grant or at any time after the grant of an Incentive Award, (a) all outstanding Options and Stock Appreciation Rights will become immediately exercisable in full and will remain exercisable for the remainder of their terms, regardless of whether the Participant to whom such Options or Stock Appreciation Rights have been granted remains in the employ or service of the Company or any Subsidiary;
(b) all outstanding Restricted Stock Awards will become immediately fully vested and non-forfeitable; and (c) all outstanding Performance Units and Stock Bonuses then held by the Participant will vest and/or continue to vest in the manner determined by the Committee and set forth in the agreement evidencing such Performance Units or Stock Bonuses.

     13.3 CASH PAYMENT FOR OPTIONS. If a Change in Control of the Company occurs, then the Committee, if approved by the Committee in its sole discretion either in an agreement evidencing an Incentive Award at the time of grant or at any time after the grant of an Incentive Award, and without the consent of any Participant effected thereby, may determine that some or all Participants holding outstanding Options will receive, with respect to some or all of the shares of Common Stock subject to such Options, as of the effective date of any such Change in Control of the Company, cash in an amount equal to the excess of the Fair Market Value of such shares immediately prior to the effective date of such Change in Control of the Company over the exercise price per share of such Options.

     13.4 LIMITATION ON CHANGE IN CONTROL PAYMENTS.  Notwithstanding anything in
Section 13.2 or 13.3 of the Plan to the contrary, if, with respect to a Participant, the acceleration of the vesting of an Incentive Award as provided in Section 13.2 or the payment of cash in exchange for all or part of an Incentive Award as provided in Section 13.3 (which acceleration or payment could be deemed a "payment" within the meaning of Section 280G(b)(2) of the Code), together with any other "payments" that such Participant has the right to receive from the Company or any corporation that is a member of an "affiliated group" (as defined in Section 1504(a) of the Code without regard to Section 1504(b) of the Code) of which the Company is a member, would constitute a "parachute payment" (as defined in Section 280G(b)(2) of the Code), then the "payments" to such Participant pursuant to Section

13.2 or 13.3 of the Plan will be reduced to the largest amount as will result in no portion of such "payments" being subject to the excise tax imposed by Section 4999 of the Code; provided, however, that if a Participant is subject to a separate agreement with the Company or a Subsidiary that expressly addresses the potential application of Sections 280G or 4999 of the Code (including, without limitation, that "payments" under such agreement or otherwise will be reduced, that such "payments" will not be reduced or that the Participant will have the discretion to determine which "payments" will be reduced), then this Section
13.4 will not apply,  and any  "payments" to a  Participant  pursuant to Section
13.2 or 13.3 of the Plan will be treated as "payments" arising under such separate agreement.

14. RIGHTS OF ELIGIBLE RECIPIENTS AND PARTICIPANTS; TRANSFERABILITY.

     14.1 EMPLOYMENT OR SERVICE. Nothing in the Plan will interfere with or limit in any way the right of the Company or any Subsidiary to terminate the employment or service of any Eligible Recipient or Participant at any time, nor confer upon any Eligible Recipient or Participant any right to continue in the employ or service of the Company or any Subsidiary.

     14.2 RIGHTS AS A SHAREHOLDER. As a holder of Incentive Awards (other than Restricted Stock Awards and Stock Bonuses), a Participant will have no rights as a stockholder unless and until such Incentive Awards are exercised for, or paid in the form of, shares of Common Stock and the Participant becomes the holder of record of such shares. Except as otherwise provided in the Plan, no adjustment will be made for dividends or distributions with respect to such Incentive Awards as to which there is a record date preceding the date the Participant becomes the holder of record of such shares, except as the Committee may determine in its discretion.

     14.3 RESTRICTIONS ON TRANSFER. Except pursuant to testamentary will or the laws of descent and distribution or as otherwise expressly permitted by the Plan, unless approved by the Committee in its sole discretion, no right or interest of any Participant in an Incentive Award prior to the exercise or vesting of such Incentive Award will be assignable or transferable, or subjected to any lien, during the lifetime of the Participant, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise. A Participant will, however, be entitled to designate a beneficiary to receive an Incentive Award upon such Participant's death, and in the event of a Participant's death, payment of any amounts due under the Plan will be made to, and exercise of any Options (to the extent permitted pursuant to Section 11 of the Plan) may be made by, the Participant's legal representatives, heirs and legatees.

     14.4 NON-EXCLUSIVITY OF THE PLAN. Nothing contained in the Plan is intended to modify or rescind any previously approved compensation plans or programs of the Company or create any limitations on the power or authority of the Board to adopt such additional or other compensation arrangements as the Board may deem necessary or desirable.

15. SECURITIES LAW AND OTHER RESTRICTIONS.

     Notwithstanding any other provision of the Plan or any agreements entered into pursuant to the Plan, the Company will not be required to issue any shares of Common Stock under this Plan, and a Participant may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to Incentive Awards granted under the Plan, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act and any applicable state or foreign securities laws or an exemption from such registration under the Securities Act and applicable state or foreign securities laws, and (b) there has been obtained any other consent, approval or permit from any other regulatory body which the Committee, in its sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.

16. PLAN AMENDMENT, MODIFICATION AND TERMINATION.

     The Board may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time in such respects as the Board may deem advisable in order that Incentive Awards under the Plan will conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no amendments to the Plan will be effective without approval of the shareholders of the Company if stockholder approval of the amendment is then required pursuant to Section 422 of the Code or the rules of any stock exchange or Nasdaq or similar regulatory body. No termination, suspension or amendment of the Plan may adversely affect any outstanding Incentive Award without the consent of the affected Participant; provided, however, that this sentence will not impair the right of the Committee to take whatever action it deems appropriate under Sections 3.2, 4.3 and 13 of the Plan.

17. EFFECTIVE DATE AND DURATION OF THE PLAN.

     The Plan is effective as of March 28, 1997. The Plan will terminate at midnight on March 28, 2007, and may be terminated prior to such time to by Board action, and no Incentive Award will be granted after such termination. Incentive Awards outstanding upon termination of the Plan may continue to be exercised, or become free of restrictions, in accordance with their terms.

18. MISCELLANEOUS.

     18.1 GOVERNING LAW. The validity, construction, interpretation, administration and effect of the Plan and any rules, regulations and actions relating to the Plan will be governed by and construed exclusively in accordance with the laws of the State of Minnesota, notwithstanding the conflicts of laws principles of any jurisdictions.

     18.2 SUCCESSORS AND ASSIGNS. The Plan will be binding upon and inure to the benefit of the successors and permitted assigns of the Company and the Participants.

                                                  ANNUAL MEETING OF SHAREHOLDERS

                   [LOGO]                             TUESDAY, JUNE 8, 1999
                                                            2:00 P.M.

                                                RADISSON PLAZA HOTEL MINNEAPOLIS
                                                     35 SOUTH SEVENTH STREET
                                                  MINNEAPOLIS, MINNESOTA 55402










[LOGO]
6105 TRENTON LANE NORTH
MINNEAPOLIS, MINNESOTA  55442                                              PROXY

--------------------------------------------------------------------------------

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
            OF SELECT COMFORT CORPORATION FOR THE ANNUAL MEETING OF
                         SHAREHOLDERS ON JUNE 8, 1999.

The undersigned appoints Daniel J. McAthie and James C. Raabe, and either of them, the proxies of the undersigned, with full power of substitution in each, to vote at the Annual Meeting of Shareholders to be held on June 8, 1999 and at any adjournment or postponement thereof all of the undersigned's shares of Select Comfort Corporation common stock held of record on April 14, 1999 in the manner indicated on the reverse side hereof, and with the discretionary authority to vote as to any other matters that may properly come before such meeting.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES ON THE REVERSE SIDE.

This proxy, when properly signed, will be voted in the manner directed. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2, 3 AND 4.

                       SEE REVERSE FOR VOTING INSTRUCTIONS

                               PLEASE DETACH HERE
--------------------------------------------------------------------------------
     SHARE AMOUNTS

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3 AND 4.

1. Proposal to approve  amendment to Select Comfort's  Articles of Incorporation
to increase  the maximum  number of directors  from nine to twelve.                      / / For     / / Against     / / Abstain

2. Election of directors:      01  Christopher P. Kirchen     02  Lawrence P. Murphy    / / Vote FOR all       / / Vote WITHHELD
                                   (for three-year term)          (for three-year term)     nominees               from all nominees

                               03  Jean-Michel Valette        04  William J. Lansing
                                   (for three-year term)          (for one-year term)

(INSTRUCTIONS:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED  NOMINEE,  WRITE    ------------------------------------------------
THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)
                                                                                    ------------------------------------------------
3. Proposal to amend the Select Comfort Corporation 1997 Stock Incentive Plan to
increase the number of shares of common stock reserved for issuance by
1,000,000, from 1,500,000 shares to 2,500,000 shares.                                    / / For     / / Against     / / Abstain

4. Proposal to ratify the appointment of KPMG Peat Marwick LLP, certified public accountants, as independent auditors for Select Comfort for the fiscal year
ending January 1, 2000.                                                                  / / For     / / Against     / / Abstain

THIS PROXY WHEN PROPERTY  EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION
IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change?  Mark Box / /                                                          Date
Indicate changes below:                                                                     ----------------------------------------

-------------------------------------------------------------------------------     ------------------------------------------------
ADDRESS AREA
                                                                                    ------------------------------------------------
                                                                                    Signature(s) in Box
                                                                                    Please sign exactly as your name(s) appear on
                                                                                    Proxy.  If held in joint tenancy, all persons
                                                                                    must  sign.  Trustees, administrators,  etc.,
                                                                                    should    include   title   and    authority.
                                                                                    Corporations  should   provide full  name  or
                                                                                    corporation and title of  authorized  officer
-------------------------------------------------------------------------------     signing the proxy.

---------------------------------------------- ------------------------------------------- -----------------------------------------
PROXY #                                        ACCOUNT #                                   ISSUE OR ISSUER #

---------------------------------------------- ------------------------------------------- -----------------------------------------